Exhibit 10.126(u)

EXECUTION COPY

FIRST INVESTORS SERVICING CORPORATION

as Servicer,

FIRST INVESTORS AUTO FUNDING CORPORATION

as Depositor,

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Indenture Trustee and Securities Intermediary

and

FIRST INVESTORS AUTO OWNER TRUST 2006-A

as Issuer

SALE AND ALLOCATION AGREEMENT

Dated as of January 26, 2006

TABLE OF CONTENTS

Exhibits

Exhibit A	Form of Monthly Servicer Report
Exhibit B	[Reserved]
Exhibit C	Credit Policy
Exhibit D	[Reserved]
Exhibit E	Form of Originator Agreement
Exhibit F	Form of Additional Contract Assignment

Schedules

Schedule 1	Schedule of Initial Contracts
Schedule 2	Location of Contract Files
Schedule 3	Perfection Representations, Warranties and Covenants

iii

SALE AND ALLOCATION AGREEMENT, dated as of January 26, 2006 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), by and among FIRST INVESTORS AUTO OWNER TRUST 2006-A, a Delaware statutory trust (the “Trust”), FIRST INVESTORS AUTO FUNDING CORPORATION, as depositor (the “Depositor”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee (the “Indenture Trustee”) and as securities intermediary (the “Securities Intermediary”) and FIRST INVESTORS SERVICING CORPORATION, a Delaware corporation, as servicer (together with its successors and assigns and in such capacity, either “FISC” or the “Servicer”).

WHEREAS, the Trust desires to purchase the Contracts  contributed by the Seller to the Depositor pursuant to the Contribution Agreement;

WHEREAS, the Depositor is willing to sell the Contracts to the Trust as of the date hereof; and

WHEREAS, FISC is willing to service such Contracts on behalf of the Trust in accordance with the terms of the Servicing Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

Definitions

Section 1.1.           Definitions.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, whenever capitalized shall have the following meanings:

Accounts: The Collection Account, the Reserve Account, the Prefunding Account, the Depositor Account, the Class A Note Payment Account and the Class B Note Payment Account.

Additional Contract: Any Contract purchased by the Trust from the Depositor during the Prefunding Period from proceeds available in the Prefunding Account.

Additional Contract Cutoff Date: With respect to any Additional Contract, the date that is two Business Days prior to the related Additional Contract Purchase Date.

Additional Contract Purchase Date: Any Business Day during the Prefunding Period that is designated by the Depositor in writing to the Indenture Trustee and the Insurer as the date on which Additional Contracts will be purchased by the Trust from the Depositor.

Additional Conveyed Property:  With respect to any Additional Contracts, the proceeds, rights and other items described in Section 2.1(a)(ii) through (ix).

Additional Note Interest:  For any Payment Date, with respect to the Class A Notes, the sum of (i) all accrued but unpaid Monthly Note Interest for previous Payment Dates plus (ii) the sum of, to the extent permitted by law, (A) interest at the applicable Note Rate on all accrued and unpaid interest on the Class A-1 Notes for previous Payment Dates, (B) interest at the applicable Note Rate on all accrued and unpaid interest on the Class A-2 Notes for previous Payment Dates, (C) interest at the applicable Note Rate on all accrued and unpaid interest on the Class A-3 Notes for previous Payment Dates and (D) interest at the applicable Note Rate on all accrued and unpaid interest on the Class A-4 Notes for previous Payment Dates.

Additional Purchase Price:  With respect to any Additional Contract and the related Additional Conveyed Property, 100% of the outstanding balance of such Additional Contract as of the related Additional Contract Cutoff Date.

Additional Reserve Account Deposit:  As defined in Section 2.1(f)(iii).

Affiliate:  With respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.  For purposes of this definition, “control” when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

Amount Financed:  With respect to any Contract, the aggregate amount advanced to the related Obligor under such Contract toward the purchase price of the Financed Vehicle and any related costs.

Applicable Tax State:  As of any date of determination, (i) any state in which the Owner Trustee maintains the Corporate Trust Office, (ii) any state in which the Owner Trustee maintains its principal executive offices and (iii) any state in which the Servicer regularly conducts servicing and collection activities (other than purely ministerial activities) with respect to a material portion of the Contracts.

APR:  With respect to any Contract, the annual percentage rate of interest stated in such Contract.

Available Funds:  For any Payment Date, (i) all Obligor payments received with respect to the Contracts during the preceding Collection Period, (ii) all Liquidation Proceeds and insurance proceeds received with respect to the Contracts during the preceding Collection Period, (iii) all interest earned on, and Eligible Investments of, funds on deposit in the Collection Account, the Reserve Account and the Prefunding Account during the preceding Collection Period, (iv) the Purchase Amount for all Contracts that became Purchased Contracts during the preceding Collection Period and (v) all prepayments received with respect to the Contracts during the preceding Collection Period attributable to any refunded item included in the Amount Financed (including amounts received as a result of rebates of extended warranty contract costs and insurance premiums and proceeds received under physical damage, credit life and credit disability insurance policies); provided, however, that Available Funds for any Payment Date shall not include any payments or other amounts (including Liquidation Proceeds and insurance proceeds) received with respect to any Purchased Contract the Purchase Amount for which was included in Available Funds for a previous Payment Date.

Back-up Servicer:  Wells Fargo Bank, National Association, a national banking association, in its capacity as back-up servicer, and its successors and assigns in such capacity.

Business Day:  Any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York; Wilmington, Delaware; Houston, Texas; Minneapolis, Minnesota; or Atlanta, Georgia are authorized or obligated by law, executive order or governmental decree to remain closed.

Capitalized Interest Amount:  For the period from and including the Closing Date to but excluding the first Payment Date, $352,731.78; for the period from and including the first Payment Date to but excluding the second Payment Date, $272,319.67; and for the period from and including the second Payment Date to but excluding the Prefunding Account Payout Date, $136,159.83; provided, however, on any day on which the amount on deposit in the Prefunding Account is zero and the Prefunding Period has terminated, the Capitalized Interest Amount shall be zero.

Class A Monthly Note Principal:  For any Payment Date, the lesser of (i) the Class A Note Balance as of the day preceding such Payment Date and (ii) the amount necessary to reduce the Class A Note Balance as of the day preceding such Payment Date to the sum of (A) 96.75% of the Pool Balance as of the last day of the related Collection Period and (B) on or prior to the Prefunding Account Payout Date and the distribution of the Excess Prefunding Amount, 98.5% of the Prefunding Account Balance as of the last day of the related Collection Period; provided, however, that if such Payment Date is the Final Note Payment Date for any Class of Class A Notes, the Class A Monthly Note Principal for such Payment Date shall equal the greater of (a) the amount determined above and (b) the outstanding principal balance of such Class of Class A Notes as of the day preceding its Final Note Payment Date; provided, further, that for the purposes of determining Class A Monthly Note Principal, the unpaid balance of any Defaulted Contract or a Purchased Contract will be deemed to be zero on and after the last day of the Collection Period during which such Contract became a Defaulted Contract or a Purchased Contract.

Class A Note Parity Amount:  For any Payment Date: (i) if such Payment Date is the Final Note Payment Date for the Class A-1 Notes, Class A-2 Notes or Class A-3 Notes, the greater of: (A) the amount necessary to reduce the outstanding principal balance of the Class A-1 Notes, Class A-2 Notes or Class A-3 Notes, as applicable, to zero and (B) the amount necessary to reduce the Class A Note Balance (calculated after giving effect to principal payments made on the Class A Notes on the immediately preceding Payment Date) to the sum of the Pool Balance and 98.5% of the amount on deposit in the Prefunding Account as of the last day of the related Collection Period; (ii) for the Final Note Payment Date for the Class A-4 Notes, the amount necessary to reduce the outstanding principal balance of the Class A-4 Notes to zero; and (iii) for any other Payment Date, the amount calculated pursuant to clause (i)(B) of the definition hereof.

Class A Note Balance:  At any time, as the context may require, (i) with respect to all of the Class A Notes, an amount equal to, initially, the Initial Class A Note Balance and, thereafter, an amount equal to the Initial Class A Note Balance as reduced from time to time by all amounts allocable to principal previously distributed to each Class of Class A Noteholders or (ii) with respect to any Class A-1 Note, Class A-2 Note, Class A-3 Note and Class A-4 Note, an amount equal to, initially, the initial denomination of such Class A Note and, thereafter, an amount equal to such initial denomination as reduced from time to time by all amounts allocable to principal previously distributed in respect of such Class A Note; provided, however, that in determining whether the Holders of Class A Notes evidencing the requisite percentage of the Class A Note Balance have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Transaction Document, Class A Notes owned by the Trust, any other obligor upon the Class A Notes, the Depositor, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed to be excluded from the Class A Note Balance (unless such Persons own 100% of the Class A Note Balance), except that, in determining whether the Indenture Trustee or the Owner Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Class A Notes that a Responsible Officer of the Indenture Trustee or the Owner Trustee, as applicable, actually knows to be so owned shall be so disregarded; and, provided further, that Class A Notes that, to the actual knowledge of a Responsible Officer of the Indenture Trustee or the Owner Trustee, as applicable, have been pledged in good faith may be regarded as included in the Class A Note Balance if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as applicable, the pledgee’s right so to act with respect to such Class A Notes and that the pledgee is not the Trust, any other obligor upon the Class A Notes, the Depositor, the Servicer or any Affiliate of any of the foregoing Persons.

Class A Note Payment Account:  The account established and maintained as such pursuant to Section 3.1(b)(i).

Class A-1 Monthly Interest: For the initial Payment Date, $81,217.78, and for any Payment Date thereafter, the product of: (i) the actual number of days that have elapsed from and including the prior Payment to but excluding the current Payment Date divided by 360; (ii) 4.5685%; and (iii) the outstanding principal balance of the Class A-1 Notes as of the preceding Payment Date (after giving effect to all principal payments to the holders of the Class A-1 Notes on or before such date).

Class A-2 Monthly Interest: For the initial Payment Date, $120,803.06, and for any Payment Date thereafter, 1/12 of the product of: (i) 4.87% and (ii) the outstanding principal balance of the Class A-2 Notes as of the preceding Payment Date (after giving effect to all principal payments to the holders of the Class A-2 Notes on or before such date).

Class A-3 Monthly Interest: For the initial Payment Date, $192,543.89, and for any Payment Date thereafter, 1/12 of the product of: (i) 4.93% and (ii) the outstanding principal balance of the Class A-3 Notes as of the preceding Payment Date (after giving effect to all principal payments to the holders of the Class A-3 Notes on or before such date).

Class A-4 Monthly Interest: For the initial Payment Date, $95,158.33, and for any Payment Date thereafter, 1/12 of the product of: (i) 5.00% and (ii) the outstanding principal balance of the Class A-4 Notes as of the preceding Payment Date (after giving effect to all principal payments to the holders of the Class A-4 Notes on or before such date).

Class B Monthly Note Principal:  For any Payment Date, the lesser of (i) the Class B Note Balance as of the day preceding such Payment Date and (ii) the amount necessary to reduce the Class B Note Balance as of the day preceding such Payment Date to the sum of (A) 3.25% of the Pool Balance as of the last day of the related Collection Period and (B) on or prior to the Prefunding Account Payout Date and the distribution of the Excess Prefunding Amount, 1.50% of the Prefunding Account Balance as of the last day of the related Collection Period; provided, however, that the Class B Monthly Note Principal for the Final Note Payment Date for the Class B Notes shall equal the principal balance of the Class B Notes as of the day preceding such Final Note Payment Date; provided, further, that for the purposes of determining Class B Monthly Note Principal, the unpaid balance of any Defaulted Contract or a Purchased Contract will be deemed zero on and after the last day of the Collection Period during which such Contract became a Defaulted Contract or a Purchased Contract.

Class B Note Balance:  At any time, as the context may require, (i) with respect to all of the Class B Notes, an amount equal to, initially, the Initial Class B Note Balance and, thereafter, an amount equal to the Initial Class B Note Balance as reduced from time to time by all amounts allocable to principal previously distributed to the Class B Noteholders or (ii) with respect to any Class B Note, an amount equal to, initially, the initial denomination of such Class B Note and, thereafter, an amount equal to such initial denomination as reduced from time to time by all amounts allocable to principal previously distributed in respect of such Class B Note.

Class B Note Payment Account:  The account established and maintained as such pursuant to Section 3.1(b)(ii).

Closing Date:  January 26, 2006.

Collection Account:  The account established and maintained as such pursuant to Section 3.1(a).

Collection Period:  Each calendar month during the term of this Agreement or, in the case of the initial Collection Period, the period from but excluding the Initial Cutoff Date to and including January 31, 2006.

Contract:  A retail installment sale contract or promissory note and security agreement identified on the Contract Schedule (as such contract may be amended, supplemented or otherwise modified and in effect from time to time).

Contract File:  With respect to any Contract:

(i)            the sole original executed counterpart of the retail installment contract or promissory note and security agreement evidencing each such Contract and any and all amendments thereto; and

(ii)           (a) the original certificate of title or copies of correspondence to the appropriate State title registration agency, and all enclosures thereto, for issuance of the original certificate of title or (b) if the appropriate State title registration agency issues a letter or other form of evidence of lien in lieu of a certificate of title, the original lien entry letter or other form of evidence of lien in lieu of a certificate of title, the original lien entry letter or form or copies of correspondence to such State title registration agency, and all enclosures thereto, for issuance of the original lien entry letter or form.

Contract Schedule:  The list identifying the Contracts attached as Schedule 1 to this Agreement (which list may be in the form of an electronic file or compact disk), as such schedule may be amended from time to time.

Contribution Agreement: The Contribution Agreement, dated as of the date hereof, between First Investors Financial Services, Inc., as Seller, and First Investors Auto Funding Corporation, as Depositor.

Corporate Trust Office:  As applicable, (i) the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services Asset-Backed Trust Administration, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee, the Depositor and the Seller, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders, the Owner Trustee, the Depositor and the Seller or (ii) the principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at c/o Wells Fargo Delaware Trust Company, 919 North Market Street, Suite 700, Wilmington, DE 19801, Attention: Corporate Trust Administration or at such other address as the Owner Trustee may designate from time to time by notice to the Indenture Trustee, the Depositor and the Seller, or the principal corporate trust office of any successor Owner Trustee at the address designated by such successor Owner Trustee by notice to the Indenture Trustee, the Depositor and the Seller.

Credit Policy:  The credit policy of the Seller substantially in the form attached hereto as Exhibit C.

Cumulative Net Loss Rate:  The ratio of (i) cumulative Net Losses for the related Collection Period and all preceding Collection Periods to (ii) the excess of (I) the sum of (a) the aggregate Principal Balances of all the Contracts as of the Initial Cutoff Date and (b) the sum, for each Additional Contract Cutoff Date, of the aggregate Principal Balances of all Contracts that became Additional Contracts on such Additional Contract Cutoff Date over (II) the aggregate Principal Balance of each Purchased Contract as of its related Cutoff Date.

Cutoff Date:  (i) With respect to the Initial Contracts, the Initial Cutoff Date and (ii) with respect to any Additional Contract, the Additional Contract Cutoff Date for such Contract.

Defaulted Contract:  Any Contract as to which the first of any of the following has occurred (i) a Scheduled Payment, or any portion thereof in excess of $10.00, is more than 120 days delinquent (or if the related Obligor is insolvent or has sought protection under the United States Bankruptcy Code and such Contract is more than 180 days delinquent), (ii) 90 days have elapsed since the Servicer repossessed the Financed Vehicle, (iii) the related Financed Vehicle has been repossessed and sold, or (iv) consistent with the Servicer’s Collection Policy, has been or should be written off as uncollectible; provided, however, that any Contract which has become a Purchased Contract will not be deemed to be a Defaulted Contract.

Delinquent Contract:  Any Contract (other than a Defaulted Contract) as to which more than $10.00 of any Scheduled Payment remains unpaid for more than 30 days from the date at which it is contractually due and payable.

Delinquency Ratio:  With respect to any date of determination, the ratio (expressed as a percentage) of (i) the Principal Balance of all Contracts that were Delinquent Contracts at the end of the preceding Collection Period to (ii) the Principal Balance of all Contracts at the end of such preceding Collection Period.

Depositor:  First Investors Auto Funding Corporation, a Delaware corporation.

Depositor Account:  The account established and maintained as such pursuant to Section 3.1(c).

Determination Date:  The third Business Day preceding each Payment Date commencing on February 10, 2006.

Eligible Investments:  On any date of determination, book entry securities, negotiable instruments or securities represented by instruments in bearer or registered form with maturities not exceeding the next Payment Date which evidence:

(i)            direct obligations of, and obligations fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America;

(ii)           demand deposits, time deposits, bankers’ acceptances or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities, including the Indenture Trustee or the Owner Trustee, acting in their respective commercial capacities; provided, however, that, at the time of the investment or contractual commitment to invest therein, such depository institution or trust company shall be rated Prime-1 by Moody’s and A-1+ by S&P or any other deposit which is fully insured by the Federal Deposit Insurance Corporation;

(iii)          repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

(iv)          short term corporate securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof; the short term unsecured obligations of which are rated Prime-1 by Moody’s and A-1 by S&P at the time of the investment; provided, however that the total amount of debt from Issuers rated A-1 by S&P must (i) be limited to the investment of monthly principal and interest payments; (ii) represent no more than 20% of the total Principal Balance; (iii) not mature beyond 30 days; (iv) shall not have an ‘r’ suffix attached to its rating; (v) have a predetermined fixed dollar amount of principal due at its maturity that cannot be fixed or variable; and (vi) be tied to a single interest rate index plus a single fixed rate spread (if any) and move proportionately with that index;

(v)           commercial paper, at the time of the investment or contractual commitment to invest therein, rated Prime-1 by Moody’s and A-1+ by S&P at the time of the investment;

(vi)          guaranteed investment contracts issued by an insurance company or other corporation acceptable to the Rating Agencies and the Insurer (provided that no Insurer Default shall have occurred and be continuing);

(vii)         investments in money market funds having a rating of AAA-m by Moody’s and AAAm-G by S&P; and

(viii)        any other investment approved in advance in writing by the Insurer with notice to the Rating Agencies.

Each of the Eligible Investments may be purchased by or through the Indenture Trustee or an Affiliate thereof.

Eligible Institution:  The corporate trust department of the Indenture Trustee or the corporate trust department of any other depository institution organized under the laws of the United States of America or any state thereof or the District of Columbia or any domestic branch of a foreign bank which at all times has either: (i) a long term unsecured debt rating of at least Baa3 from Moody’s and a short term debt rating of A-2 by S&P; or (ii) a long term unsecured debt rating, a short term unsecured debt rating or a certificate of deposit rating acceptable to the Rating Agencies and the Insurer (provided that no Insurer Default shall have occurred and be continuing) and, in each case, whose deposits are insured by the Federal Deposit Insurance Corporation.

Event of Servicing Termination:  As defined in Section 5.01 of the Servicing Agreement.

Extended Contract Rate:  A fraction (expressed as a percentage) calculated as of the last day of the related Collection Period, the numerator of which is the number of Contracts extended during the related Collection Period and the denominator of which is the number of all Contracts.

Fee Letters:  The Indenture Trustee Fee Letter and the Owner Trustee Fee Letter.

Final Order:  A final, non-appealable order of a court exercising jurisdiction in a proceeding relating to an Insolvency Event with respect to the Seller, the Servicer or the Depositor to the effect that all or any portion of any payment made to the Class A Noteholders must be returned prior to the end of the Term (as defined in the Insurance Agreement) of the Insurance Agreement as a voidable preference under the United States Bankruptcy Code (11 U.S.C.), as amended from time to time.

Financed Vehicle:  A new or used automobile or light-duty truck, together with all accessions thereto, securing an Obligor’s indebtedness under a Contract.

Fiscal Agent:  As defined in the Policy.

Holder:  A Noteholder.

Indenture:  The Indenture, dated as of the date hereof, between the Trust and Wells Fargo Bank, National Association, as Indenture Trustee and Custodian as the same may be amended, supplemented or otherwise modified and in effect from time to time.

Indenture Trustee:  Wells Fargo Bank, National Association, not in its individual capacity but solely as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

Indenture Trustee Fee:  The amount payable by the Issuer to the Indenture Trustee on each Payment Date for the previous Collection Period equal to the greater of (A) the product of 0.015% per annum and the Pool Balance as of the close of business on the first day of the related Collection Period; and (B) $750.

Indenture Trustee Fee Letter:  The letter agreement dated January 26, 2006 between the Seller and Wells Fargo Bank, National Association in its capacities as Indenture Trustee, Custodian and Back-up Servicer.

Initial Class A Note Balance:  As the context may require, (i) with respect to all of the Class A Notes, $189,060,000.00, or (ii) with respect to any Class A Note, an amount equal to the initial denomination of such Class A Note.

Initial Class B Note Balance:  As the context may require, (i) with respect to all of the Class B Notes, $2,879,112.45 or (ii) with respect to any Class B Note, an amount equal to the initial denomination of such Class B Note.

Initial Contract Price:  $151,939,112.45.

Initial Conveyed Property:  With respect to the Initial Contracts, the proceeds, rights and other items described in Section 2.1(a)(ii) through (ix).

Initial Cutoff Date:  December 31, 2005.

Initial Prefunding Account Amount:  $40,000,000.

Initial Reserve Account Deposit:  An amount equal to the sum of (i) 1.0% of the Principal Balance of the Initial Contracts as of the Initial Cutoff Date and (ii) the initial Capitalized Interest Amount.

Insolvency Event:  With respect to any Person, (i) the making by such Person of a general assignment for the benefit of creditors, (ii) the filing by such Person of a voluntary petition in bankruptcy, (iii) such Person being adjudged bankrupt or insolvent, or having had entered against such Person an order for relief in any bankruptcy or insolvency proceeding, (iv) the filing by such Person of a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding specified in clause (vii) below, (vi) seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of the assets of such Person or (vii) the failure to obtain dismissal within 60 days of the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator or receiver of such Person of all or any substantial portion of the assets of such Person.

Insurance Agreement:  The Insurance Agreement, dated as of the date hereof, by and among the Seller, the Servicer, the Administrator, the Depositor, the Trust, the Backup Servicer, the Owner Trustee, the Insurer and the Indenture Trustee as the same may be amended, supplemented or otherwise modified and in effect from time to time.

Insurance Payment Amount:  For any Payment Date, the amount payable by the Issuer to the Insurer specified in Section 3.5(a)(ix).

Insurance Premium: As defined in the Insurance Agreement.

Insurer:  MBIA Insurance Corporation, a stock insurance corporation incorporated under the laws of the State of New York.

Insurer Default:  The failure of the Insurer to make any required payment under the Policy or the occurrence of an Insolvency Event with respect to the Insurer.

Lien:  A security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics’ or materialmen’s liens, judicial liens and any liens that may attach to a Financed Vehicle by operation of law.

Liquidation Proceeds:  All amounts received by the Servicer with respect to any Defaulted Contract, net of the sum of (i) any reasonable expenses incurred by the Servicer in connection with collection of such Contract and the disposition of the related Financed Vehicle (to the extent determinable by the Servicer and not previously reimbursed) plus (ii) any amounts required by law to be remitted to the related Obligor.

Monthly Note Interest:  With respect to any Payment Date, the sum of the Class A-1 Monthly Interest, the Class A-2 Monthly Interest, the Class A-3 Monthly Interest and the Class A-4 Monthly Interest.

Monthly Remittance Condition:  As defined in Section 3.2.

Monthly Servicer Report:  As defined in the Servicing Agreement.

Monthly Servicing Fee:  The amount payable to the Servicer by the Issuer on each Payment Date for the preceding Collection Period equal to one twelfth times the sum of (i) the Servicing Rate multiplied by the aggregate principal balance of the Contracts as of the beginning of the first day of such Collection Period and (ii) the Servicing Rate multiplied by the sum of the Principal Balances of each Contract purchased by the Issuer during such Collection Period on the date of its purchase, but not listed on the Contract Schedule, during such preceding Collection Period.

Moody’s:  Moody’s Investors Service, Inc., and its successors.

Net Losses:  With respect to any Collection Period, the excess, if any, of (i) the aggregate Principal Balance of all Contracts that became Defaulted Contracts during such Collection Period over (ii) the aggregate Liquidation Proceeds received by the Servicer during such Collection Period.

Note Payment Accounts:  Collectively, the Class A Note Payment Account and the Class B Note Payment Account.

Note Factor:  With respect to each Class of Class A Notes, (i) as of the Closing Date, 1.0000000 and (ii) as of the close of business on the last day of any Collection Period ending after the Closing Date, a seven digit decimal figure equal to the outstanding principal balance of such Class of Class A Notes as of such last day (after giving effect to any reductions of the principal balance of such Class of Class A Notes to be made on the following Payment Date) divided by the initial principal balance of such Class of Class A Notes.

Note Rate:  With respect to the Class A-1 Notes, 4.5685% per annum, with respect to the Class A-2 Notes, 4.87% per annum, with respect to the Class A-3 Notes, 4.93% per annum and with respect to the Class A-4 Notes, 5.00% per annum.

Obligor:  The purchaser or co-purchasers of a new or used automobile or light-duty truck purchased in whole or in part by the execution and delivery of a Contract or any other Person who owes or may be liable for payments under a Contract.

Offering Memorandum:  That certain Offering Memorandum dated January 10, 2006 relating to the Class A Notes.

Officer’s Certificate:  A certificate signed by the chairman, the president, any executive vice president, senior vice president, vice president or the treasurer of the Depositor, the Seller, the Trust or the Servicer, as the case may be, and delivered to the Owner Trustee and the Indenture Trustee.

Originator:  Each Person from whom the Seller has acquired a Contract.

Originator Agreement:  An agreement substantially in the form of Exhibit E hereto.

Other Assets: Any assets, or interests therein, (other than the Trust Property) conveyed or purported to be conveyed by the Depositor to another Person or Persons other than the Trust, whether by way of a sale, capital contribution or by virtue of the granting of a lien.

Owner Trust Estate:  As defined in the Trust Agreement.

Owner Trustee:  Wells Fargo Delaware Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

Owner Trustee Fee:  The fee payable by the Issuer to the Owner Trustee, set forth in the Owner Trustee Fee Letter, payable annually in advance on the Closing Date, and annually thereafter on each Payment Date in May in accordance with Section 3.5(d) hereof.

Owner Trustee Fee Letter:  The letter agreement dated January 26, 2006 between Wells Fargo Delaware Trust Company and the Seller, relating to the fees and expenses of Wells Fargo Delaware Trust Company in its capacity as Owner Trustee.

Payment Date:  The 15th day of each month or, if such 15th day is not a Business Day, the following Business Day, commencing on February 15, 2006.

Person:  A legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

Policy:  That certain financial guaranty insurance policy, dated January 26, 2006, issued by MBIA Insurance Corporation in favor of the Indenture Trustee for the benefit of the Class A Noteholders.

Policy Claim Amount:  As defined in Section 3.5(c).

Pool Balance:  On any day, the aggregate Principal Balance of the Contracts calculated as of the last day of the most recently ended Collection Period.

Prefunding Account:  The account established and maintained as such pursuant to Section 3.7.

Prefunding Account Balance:  On any date of determination, the amount on deposit in the Prefunding Account (including the proceeds of any Eligible Investments therein).

Prefunding Account Ending Date:  April 4, 2006.

Prefunding Account Payout Date:  April 17, 2006.

Prefunding Period:  The period beginning on the Closing Date and ending on the Prefunding Account Ending Date.

Prepayment Date:  As defined in Section 5.16.

Principal Balance:  With respect to any Contract as of any date, the Amount Financed under such Contract minus the sum of (i) that portion of all Scheduled Payments actually received on or prior to such date allocable to principal (to the extent collected) plus (ii) any rebates of extended warranty contract costs or physical damage, credit life or credit disability insurance premiums included in the Amount Financed plus (iii) any full or partial prepayment applied to reduce the unpaid principal balance of such Contract; provided, however, that (A) the Principal Balance of a Defaulted Contract shall be zero as of the last day of the Collection Period during which it became a Defaulted Contract, (B) the Principal Balance of a Purchased Contract shall be zero as of the date on which the related Purchase Amount is remitted by the Depositor or the Servicer, and (C) the Principal Balance of a Contract that has been foreclosed upon by the Indenture Trustee at the direction of the Insurer pursuant to Section 5.4(a) of the Indenture shall be zero as of the date of such foreclosure.

Principal Deficit:  As of any Payment Date, the excess, if any, of (i) the Class A Note Balance as of such Payment Date (after giving effect to all distributions of principal in reduction of the Class A Note Balance) over (ii) the sum of (a) the Pool Balance as of the last day of the related Collection Period and (b) 98.5% of the amounts on deposit in the Prefunding Account.

Purchase Amount:  With respect to any Payment Date and any Contract to be repurchased by the Depositor or the Seller or purchased by the Servicer on such Payment Date, an amount equal to the sum of (i) the Principal Balance of such Contract plus (ii) the amount of accrued but unpaid interest on such Principal Balance at the related APR to but excluding such Payment Date.

Purchase Price:  (i) With respect to the Initial Contracts and the related Initial Conveyed Property, the Initial Contract Price and (ii) with respect to any Additional Contract and the related Additional Conveyed Property, the Additional Purchase Price.

Purchased Contract:  A Contract as to which payment of the Purchase Amount has been made by the Depositor pursuant to Section 2.3 hereof or by the Servicer pursuant to Section 2.02 or 2.28 of the Servicing Agreement.

Purchase Date:  With respect to the Initial Contracts, the Closing Date and with respect to any Additional Contract, the applicable Additional Contract Purchase Date.

Rating Agencies:  Moody’s and S&P and their respective successors; provided, however, that if no such organization or successor is any longer in existence, Rating Agency shall mean a nationally recognized statistical rating organization or other comparable Person designated by the Trust and acceptable to the Insurer (provided that no Insurer Default shall have occurred and is continuing), notice of which designation shall have been given to the Indenture Trustee, the Owner Trustee and the Servicer.

Rating Agency Condition:  With respect to any action, that each Rating Agency shall have been given prior notice thereof and shall have notified the Seller, the Depositor, the Insurer, the Servicer, the Owner Trustee and the Indenture Trustee that such action will not result in a reduction or withdrawal of the then current rating of the Class A Notes, without giving effect to the Policy.

Re-Liening Trigger:  The occurrence of any Event of Default.

Relevant UCC:  The Uniform Commercial Code as in effect from time to time in any relevant jurisdiction.

Required Payment Amount:  For any Payment Date, the meaning specified for such Payment Date in Section 3.5(a).

Required Rating:  A short term unsecured debt rating of Prime-1 by Moody’s and A-1+ by S&P.

Required Reserve Account Amount:  For the Closing Date, the Initial Reserve Account Deposit and, thereafter, for any Payment Date, (i) if a Reserve Account Increase Event has not occurred and is not continuing, an amount equal to the sum of (A) 2.0% of the aggregate initial Principal Balance of the Contracts as of the applicable Cutoff Date for each such Contract and (B) the applicable Capitalized Interest Amount, or (ii) if a Reserve Account Increase Event has occurred and is continuing, the sum of (A) the greater of (x) 2.0% of the aggregate initial Principal Balance of the Contracts as of the applicable Cutoff Date for each such Contract, and (y) 6.0% of the Pool Balance as of the last day of the related Collection Period and (B) the applicable Capitalized Interest Amount; provided, however, that in either case the amount on deposit in the Reserve Account shall not at any time exceed the Class A Note Balance.

Reserve Account:  The account established and maintained as such pursuant to Section 3.6(a).

Reserve Account Amount:  For any Payment Date, the amount on deposit in and available for withdrawal from the Reserve Account on such Payment Date (after giving effect to all deposits to and withdrawals from the Reserve Account on the preceding Additional Contract Purchase Date or Payment Date, or, in the case of the first Payment Date, the Closing Date), including, without limitation, all interest and other income (net of losses and investment expenses) earned on such amount during the preceding Collection Period.

Reserve Account Deficiency:  For any Payment Date, the meaning specified for such Payment Date in Section 3.5(b).

Reserve Account Draw Amount:  As defined in Section 3.5(b).

Reserve Account Increase Event:  The occurrence of either of the following:

(i)            the average Delinquency Ratio for any three Collection Periods: (i) exceeds 4.20% during the period from January 2006 through August 2006; (ii) exceeds 5.25% during the period from September 2006 through January 2008; and (iii) exceeds 6.25% thereafter; or

(ii)           the Cumulative Net Loss Rate for any Collection Period indicated in the following table exceeds the percentage corresponding thereto:

Collection Period	Cumulative Net Loss Rate
January 2006	0.175%
February 2006	0.25%
March 2006	0.40%
April 2006	0.60%
May 2006	0.75%

Collection Period	Cumulative Net Loss Rate
June 2006	0.90%
July 2006	1.00%
August 2006	1.15%
September 2006	1.40%
October 2006	1.50%
November 2006	1.75%
December 2006	1.90%
January 2007	2.00%
February 2007	2.20%
March 2007	2.40%
April 2007	2.50%
May 2007	2.75%
June 2007	2.90%
July 2007	3.00%
August 2007	3.30%
September 2007	3.50%
October 2007	3.55%
November 2007	3.80%
December 2007	4.10%
January 2008	4.20%
February 2008	4.40%
March 2008	4.50%
April 2008	4.65%
May 2008	4.80%
June 2008	4.95%
July 2008	5.10%
August 2008	5.30%
September 2008	5.50%
October 2008	5.65%
November 2008	5.80%
December 2008	5.90%
January 2009	6.00%
February 2009	6.10%
March 2009	6.15%
April 2009	6.20%
May 2009	6.30%
June 2009	6.40%
July 2009	6.50%
August 2009	6.50%
September 2009	6.50%
October 2009	6.50%
November 2009	6.50%
December 2009 and thereafter	6.50%

Reserve Account Property:  All amounts, securities, investments, financial assets and other property deposited in or credited to the Reserve Account from time to time.

Responsible Officer:  (i) in the case of the Indenture Trustee, any officer within the Corporate Trust Department of the Indenture Trustee with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer of the Indenture Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with such matter or other similar matters and (ii) in the case of the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee with direct responsibility for the administration of the Trust Agreement or this Agreement and also, with respect to a particular matter, any other officer of the Owner Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with such matter or other similar matters.

Scheduled Payment:  For any Contract, each payment required to be made by the related Obligor in accordance with the terms of such Contract (after giving effect to any deferral of payments pursuant to the Servicing Agreement or any rescheduling of payments as a result of any Insolvency Event with respect to such Obligor).

Securities Intermediary:  As defined in Section 3.9.

Seller:  First Investors Financial Services, Inc., a Texas corporation, in its capacity as seller of the Contracts under the Contribution Agreement, and its successors and assigns in such capacity.

Servicer:  FISC, in its capacity as servicer of the Contracts under the Servicing Agreement, and its successors and assigns (including, if applicable, the Back-up Servicer) in such capacity.

Servicing Agreement:  That certain Servicing Agreement, dated as of the date hereof, among the Back-up Servicer, the Indenture Trustee, the Servicer and the Trust.

Servicing Rate:  2.0% per annum or such other rate as determined in the Servicing Agreement; provided, however, that if the Back-up Servicer becomes the Successor Servicer, the Servicing Rate shall be equal to the greater of (i) 2.0% per annum and (ii) the average of three bids obtained by the Back-up Servicer from third party servicers, who are qualified to act as servicers, selected by the Back-up Servicer and approved by the Insurer.

S & P:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Total Available Funds:  For any Payment Date, the sum of (i) the Available Funds for such Payment Date plus (ii) the Reserve Account Draw Amount, if any, for such Payment Date.

Total Note Interest:  For any Payment Date with respect to the Class A Notes, the sum of (i) the Monthly Note Interest for such Payment Date plus (ii) the Additional Note Interest for such Payment Date.

Total Servicing Fee:  For any Collection Period, the sum of (i) the Monthly Servicing Fee for such Collection Period plus (ii) all accrued but unpaid Monthly Servicing Fees for previous Collection Periods.

Trust:  First Investors Auto Owner Trust 2006-A, a Delaware statutory trust.

Trust Agreement:  The Amended and Restated Trust Agreement, dated as of the date hereof, between the Depositor and the Owner Trustee, as the same may be further amended, supplemented or otherwise modified and in effect from time to time.

Trust Property:  As of any date of determination, (i) the Contracts and other related property sold, transferred, assigned and otherwise conveyed by the Depositor to the Trust pursuant to Section 2.1(a) and (b), (ii) rights under this Agreement to cause the Depositor to purchase Contracts affected materially and adversely by breaches of the representations and warranties of the Depositor made in this Agreement, and (iii) all amounts, securities, financial assets, investments and other property deposited from time to time in or credited to the Collection Account, the Prefunding Account, the Class A Note Payment Account, the Class B Note Payment Account and the Reserve Account.

Section 1.2.           Other Definitional Provisions.

(a)           Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture or the Servicing Agreement.

(b)           All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)           As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings assigned to them under generally accepted accounting principles.  To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(d)           The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.  The term “including” shall mean “including without limitation.”

(e)           The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(f)            Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.

Article II

Trust Property

Section 2.1.           Conveyance of Trust Property.

(a)           Subject to Section 2.1(b), in consideration of the Trust’s delivery to the Depositor of the Purchase Price, the Depositor hereby agrees to sell, transfer, assign and otherwise convey to the Trust, without recourse (subject to the obligations herein), all right, title and interest of the Depositor, whether now owned or hereafter acquired, in, to and under the following:

(i)            the Contracts;

(ii)           all amounts received on or in respect of the Contracts after the applicable Cutoff Date (except that interest accrued on the Contracts prior to the applicable Cutoff Date and received after such Cutoff Date will be remitted by the Trust to the Seller);

(iii)          the security interests in the Financed Vehicles;

(iv)          any proceeds from claims on or refunds of premiums with respect to extended warranties or physical damage, theft, credit life and credit disability insurance policies relating to the Financed Vehicles or the related Obligors;

(v)           any Liquidation Proceeds;

(vi)          the Contract Files;

(vii)         rights under the Contribution Agreement to cause the Seller to repurchase Contracts affected materially and adversely by breaches of the representations and warranties of the Seller made in the Contribution Agreement;

(viii)        rights under the Servicing Agreement to cause the Servicer to purchase Contracts affected materially and adversely by breaches of the representations and warranties of the Servicer made in the Servicing Agreement; and

(ix)           all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

(b)           On the Closing Date, subject to the terms and conditions of this Agreement, in consideration of the Trust’s delivery of the Initial Contract Price, the Depositor hereby irrevocably sells, transfers, assigns and otherwise conveys to the Trust and the Trust hereby purchases from the Depositor the Initial Contracts and the Initial Conveyed Property.  On each Additional Contract Purchase Date subject to the terms and conditions of this Agreement, in consideration of the Trust’s delivery of the Additional Purchase Price, the Depositor will transfer, assign and otherwise convey and the Trust will purchase from the Depositor such Additional Contracts and Additional Conveyed Property as the Depositor may specify by written notice to the Indenture Trustee, the Owner Trustee, the Rating Agencies and the Trust.

(c)           The Depositor and the Trust intend that each transfer of Trust Property contemplated by Section 2.1(b) constitutes a sale of the Trust Property, conveying good title to the related Trust Property, from the Depositor to the Trust.  Notwithstanding the foregoing, in the event that the Contracts are held to be property of the Depositor, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Contracts and the other Trust Property, then it is intended that:

(i)            This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Relevant UCC;

(ii)           The sale provided for in Section 2.1(b) shall be deemed to be a grant by the Depositor, and the Depositor hereby grants, to the Seller a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Contracts and the other Trust Property, to secure such indebtedness and the performance of the obligations of the Depositor hereunder;

(iii)          The possession by the Trust or the Custodian of the Contract Files and any other property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a person designated by such purchaser, for purposes of perfecting the security interest pursuant to the Relevant UCC; and

(iv)          Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Trust for the purpose of perfecting such security interest under the Relevant UCC.

(d)           The sale, transfer, assignment and conveyance of the Trust Property made under Section 2.1(b) shall not constitute and is not intended to result in an assumption by the Trust of any obligation of the Depositor to the Obligors or any other Person in connection with the Contracts and the other Trust Property or any agreement, document or instrument related thereto.

(e)           Upon each of the transfers of the Trust Property pursuant to clause (b) of this Section 2.1, the Depositor shall clearly mark its files, documents, books and any other records

(including computer records) in the Depositor’s control pertaining to the Trust Property, in order to indicate that the Trust Property has been transferred to the Trust.

(f)            The Trust’s obligation to purchase Additional Contracts and Additional Conveyed Property pursuant to clause (b) of this Section 2.1 is subject to satisfaction on or before the related Additional Contract Purchase Date of the following conditions precedent:

(i)            each of the representations and warranties of the Depositor made pursuant to Section 2.2 with respect to the Additional Contracts shall be true and correct as of the Additional Contract Purchase Date;

(ii)           the Depositor shall have executed and delivered to the Trust and the Trust shall have executed and delivered to the Indenture Trustee, written assignments in the form of Exhibit F hereto conveying such Additional Contracts and Additional Conveyed Property to the Trust and the Indenture Trustee, respectively;

(iii)          the Trust shall have deposited, or cause to be deposited, in the Reserve Account, an amount equal to 1.0% of the aggregate outstanding principal balance of Additional Contracts to be conveyed on such Additional Contract Purchase Date (the “Additional Reserve Account Deposit”);

(iv)          the Trust shall have received release letters and related UCC-3 termination statements and/or amendment statements (for each appropriate jurisdiction), to release all security interests or similar rights of any Person in the Additional Conveyed Property, including the security interests in the Financed Vehicles securing the Contracts and any proceeds of the foregoing;

(v)           the Trust shall have received the prior written consent of the Insurer; and

(vi)          the Trust and the Insurer shall have each received such other documents as the Trust or the Insurer may have reasonably requested.

(g)           It is explicitly agreed by the Depositor and the Trust that the Purchase Price delivered to the Depositor by the Trust pursuant to clause (b) of this Section 2.1 shall consist of the net proceeds from the sale of the Notes (minus the sum of the Initial Reserve Account Deposit and the Additional Reserve Account Deposits) and that the remaining portion of the Purchase Price shall be deemed to constitute a capital contribution by the Seller to the Depositor (it being understood that the Seller has a 100% ownership interest in the Depositor and that the Depositor has a 100% ownership interest in the Trust).

Section 2.2.           Representations and Warranties of the Depositor as to the Contracts.

The Depositor makes the following representations and warranties as to the Contracts on which the Trust shall be deemed to have relied in accepting the Contracts.  The representations and warranties speak as of the execution and delivery of this Agreement with respect to the Contracts transferred to the Trust on the Closing Date and, with respect to any Additional Contracts, as of the related Additional Contract Purchase Date, except, in each case, to the extent otherwise provided, but shall survive the sale, transfer, assignment and conveyance of the Contracts to the Trust pursuant to this Agreement and the pledge of the Contracts to the Indenture Trustee pursuant to the Indenture.

(a)           Characteristics of Contracts.  Each Contract (i) has either (A) been purchased in a bona fide sale by the Seller from a dealer, bank, finance company or similar entity in the ordinary course of the Seller’s business and was originated by such Person in connection with an advance made for the sale or re-financing of a new or used automobile or light-duty truck and has been fully and properly executed by the parties thereto or (B) has been originated by the Seller through direct marketing to consumers who wish to refinance loans obtained by a different lender and, in the case of each of (A) and (B) above, has been validly assigned by the Seller to the Depositor pursuant to, and in accordance with the terms of, the Contribution Agreement, (ii) has created a valid, binding and enforceable security interest in favor of the Seller in the related Financed Vehicle, which security interest has been validly assigned by the Seller to the Depositor, by the Depositor to the Trust and which will be assigned by the Trust to the Indenture Trustee pursuant to the Indenture, (iii) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, (iv) provides for level monthly payments that fully amortize the Amount Financed by maturity (except that the period between the date of such Contract and the date of the first Scheduled Payment may be less than or greater than one month and the amount of the first and last Scheduled Payments may be less than or greater than the level payments, but not by a material amount) and yield interest at the related APR, (v) provides for, in the event that such Contract is prepaid, a prepayment that fully pays the Principal Balance of such Contract with interest at the related APR through the date of payment, (vi) was selected by selection procedures believed by the Depositor not to be adverse to the Trust and the Class A Noteholders and with respect to which information provided to the Trust and its assigns pursuant to the Transaction Documents is true and correct in all material respects, (vii) is secured by a new or used automobile or light-duty truck, (viii) relates to an Obligor who has made a down payment under such Contract as of the applicable Cutoff Date, if required, (ix) satisfies in all material respects the requirements under the Credit Policy and (x) requires the Obligor thereunder to obtain and maintain physical damage insurance covering the related Financed Vehicle in accordance with the Seller’s normal requirements.

(b)           Contract Schedule.  The information set forth in the Contract Schedule was true and correct in all material respects as of the close of business on the applicable Cutoff Date, and no selection procedures believed to be adverse to the Trust or the Noteholders were utilized in selecting the Contracts from those retail installment sale contracts or security agreements and promissory notes which met the criteria contained herein.  The information set forth in the compact disk or other listing regarding the Contracts made available to the Trust and its assigns (which compact disk or other listing is required to be delivered as specified herein) is true and correct in all material respects.

(c)           Compliance with Law.  Each Contract and the sale of the related Financed Vehicle complied, at the time such Contract was originated and complies, as of the related Purchase Date, in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including, without limitation, usury laws, the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Credit Billing Act,

the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act and state adaptations of the Uniform Consumer Credit Code.

(d)           Binding Obligation.  Each Contract represents the genuine, legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(e)           No Government or Incorporated Obligor.  No Contract is due from the United States of America or any state thereof or from any agency, department or instrumentality of the United States of America or any state thereof or from any incorporated entity.

(f)            Security Interest in Financed Vehicles.  Immediately prior to the transfer of the Contracts by the Seller to the Depositor and by the Depositor to the Trust, each Contract was secured by a valid, binding and enforceable first priority perfected security interest in favor of the Seller in the related Financed Vehicle and, at such time as enforcement of such security interest is sought, there shall exist a valid, binding and enforceable first priority perfected security interest in such Financed Vehicle for the benefit of the Seller and the Trust, respectively, which is subject to regulatory registration with a clear legal right of repossession in favor of the Seller and the Trust.

(g)           Contracts in Force.  No Contract has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released in whole or in part from the Lien granted by the related Contract.

(h)           No Waiver.  No provision of a Contract has been waived in such a manner that such Contract fails to meet all of the representations and warranties made by the Depositor in this Section 2.2 with respect thereto and no provision of any Contract has been waived except as noted in the Contract Files.

(i)            No Defenses.  No Contract is subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of any Contract, or the exercise of any right thereunder, will not render such Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the Depositor has not received written notice of the assertion of any such right of rescission, setoff, counterclaim or defense asserted with respect thereto.

(j)            No Liens.  No liens or claims exist or have been filed for work, labor or materials or unpaid state or federal taxes relating to any Financed Vehicle that are prior to, or equal or coordinate with, the security interest in such Financed Vehicle created by the related Contract.

(k)           No Default; Repossession.  No default, breach, violation or event permitting acceleration under the terms of any Contract has occurred (other than payments that are not more than 30 days past due), no continuing condition that with notice or the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Contract has arisen and no Financed Vehicle has been repossessed as of the applicable Cutoff Date.

(l)            True Sale.              The Depositor intends that the transfer of the Contracts contemplated by Section 2.1(b) constitutes a sale of the Contracts from the Depositor to the Trust and that the beneficial interest in, and title to, the Contracts not be part of the Depositor’s estate in the event of the filing of a bankruptcy petition by or against the Depositor under any bankruptcy law.  The Depositor has not sold, transferred, assigned or pledged any Contract to any Person other than the Trust and such Contract has not been released.

(m)          Valid Assignment.  No Contract has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, assignment and conveyance of such Contract under this Agreement or the pledge of such Contract under the Indenture is unlawful, void or voidable.  No Contract is subject to any agreement with any account debtor that prohibits, restricts or conditions the assignment of the Contracts.

(n)           [Reserved]

(o)           [Reserved]

(p)           One Original.  There is only one original executed copy of each Contract.

(q)           Principal Balance.  Each Contract acquired by the Issuer on the Closing Date had a Principal Balance as of the Initial Cutoff Date of not more than $50,000 and each Contract acquired by the Issuer during the Prefunding Period had a Principal Balance as of the applicable Cutoff Date of not more than $50,000.

(r)            No Bankrupt Obligors.  As of the applicable Cutoff Date, no Contract was due from an Obligor that was the subject of a proceeding under the Bankruptcy Code of the United States or was bankrupt.

(s)           Term to Maturity.  As of the applicable Cutoff Date, each Contract had an original term to maturity of not more than 72 payments; provided, however, that as of the Prefunding Account Ending Date, the weighted average remaining term to maturity of all Contracts shall not exceed 65 payments.

(t)            Annual Percentage Rate.  Each Contract has an APR of at least 5.0%; provided, however, that as of the Prefunding Account Ending Date, the weighted average APR of all Contracts shall not be less than 13.60%.

Location of Contract Files.  The Contract Files are complete and have been delivered to the Custodian prior to the applicable Purchase Date and are maintained at the location listed in Schedule 2 to this Agreement; provided, however, that the Depositor shall have 180 days after the date that the applicable Contract is transferred to the Trust to deliver to the Custodian any certificate of title or other evidence in lieu of a certificate of title reasonably acceptable to the Insurer contained in such Contract File.

(v)           No Delinquent Contracts or Defaulted Contracts.  As of the applicable Cutoff Date, no Contract was a Delinquent Contract or a Defaulted Contract.

(w)          Offering Memorandum Data.  The tabular and numerical data contained in the Offering Memorandum relating to the characteristics of the Contracts is true and correct in all material respects.

(x)            No Defaults.  No Contract is due from an Obligor that has previously defaulted on a retail installment sales contract or promissory note and security agreement purchased by the Seller.

(y)           Final Scheduled Payment Date.  As of the applicable Cutoff Date, each Contract had a final Scheduled Payment date on or before March 31, 2012.

(z)            Originator Agreement.  Each Contract is subject to an Originator Agreement with the Seller and which if acquired by the Seller pursuant to a “bulk purchase” from another Originator has been approved by the Insurer; provided, however that receivables originated under the Seller’s direct origination program are evidenced by a promissory note.

(aa)         Lockbox.  The Obligor with respect to each contract has been instructed to make payments under the Contract to a Lockbox which is under the control of the Servicer.

(bb)         United States Obligor.  Each Contract is due from an Obligor which has provided as its most recent billing address an address located in the United States of America.

(cc)         U.S. Dollars.  Each Contract is payable in the lawful money of the United States of America.

(dd)         No Waiver or Modification.  No Contract has been waived or modified as of the applicable Cutoff Date except as permitted by the Servicing Agreement.

(ee)         Perfection Representations.  The perfection representations, warranties and covenants made by the Depositor and set forth on Schedule 3 hereto shall be a part of this Agreement for all purposes.

(ff)           Direct Program Origination.  Not less than 65.0% of the aggregate Principal Balance of the Contracts, after giving effect to the Prefunding Period, shall have been originated through the Seller’s direct origination program.

Section 2.3.           Repurchase by Depositor for Breach.

The Seller, the Insurer, the Depositor, the Servicer or the Trust, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach or failure to be true of the representations and warranties made by the Depositor pursuant to Section 2.2.  If such breach or failure shall not have been cured by the close of business on the last day of the Collection Period which includes the thirtieth (30th) day after the date on which the Depositor becomes aware of, or receives written notice from, the Servicer, the Insurer or the Trust of such breach or failure, and such breach or failure materially and adversely affects the interest of the Trust in a Contract, the Depositor shall repurchase such Contract from the Trust on the Business Day preceding the Payment Date immediately following such Collection Period.  In consideration of the repurchase of a Contract hereunder, the Depositor shall remit the Purchase Amount of such Contract in the manner specified in Section 3.4.  The sole remedy of the Trust, the Owner Trustee, the Indenture Trustee and the Noteholders with respect to a breach or failure to be true of the representations and warranties made by the Depositor pursuant to Section 2.2 shall be to require the Depositor to repurchase Contracts pursuant to this Section 2.3 or to enforce the obligation of the Seller to repurchase such Contacts pursuant to the Contribution Agreement.  Neither the Owner Trustee nor the Indenture Trustee shall have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Contract pursuant to this Section 2.3 or the eligibility of any Contract for purposes of this Agreement.

Article III

Distributions; Reserve Account; Statements to Noteholders and Certificateholders

Section 3.1.           Accounts.

(a)           The Trust shall establish, or shall cause to be established, on or before the Closing Date, and shall maintain in the name of the Indenture Trustee at an Eligible Institution (which shall initially be the Indenture Trustee) a segregated trust account designated as the Collection Account (the “Collection Account”).  The Collection Account shall be held in trust for the benefit of the Insurer and the Noteholders and shall be under the sole dominion and control of the Indenture Trustee; provided, however, that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Collection Account in accordance with this Agreement and the Indenture.  All monies deposited from time to time in the Collection Account pursuant to this Agreement shall be held by the Indenture Trustee as part of the Trust Property and shall be applied as provided in this Agreement.  All deposits to and withdrawals from the Collection Account shall be made only upon the terms and conditions of the Transaction Documents.

If the Servicer is required to remit collections within two (2) Business Days pursuant to the first sentence of Section 3.2, all amounts held in the Collection Account shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Collection Account in Eligible Investments that mature not later than the Business Day preceding the Payment Date following the Collection Period to which such amounts relate.  If the Collection Account is no longer to be maintained at the Indenture Trustee, the Servicer shall, with the Indenture Trustee’s assistance as necessary, cause the Collection Account to be moved to an Eligible Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency and the Insurer (provided that no Insurer Default shall have occurred and is continuing) may consent).  The Servicer shall promptly notify the Indenture Trustee, the Rating Agencies, the Insurer (provided that no Insurer Default shall have occurred and is continuing) and the Owner Trustee of any change in the account number or location of the Collection Account.

(b)           The Trust shall establish, or shall cause to be established, on or before the Closing Date, and shall maintain in the name of the Indenture Trustee at an Eligible Institution (which shall initially be the Indenture Trustee) the following note payment accounts:

(i)            a segregated trust account designated as the Class A Note Payment Account (the “Class A Note Payment Account”).  The Class A Note Payment Account shall be held in trust for the benefit of the Class A Noteholders and the Insurer.  The Class A Note Payment Account shall be under the sole dominion and control of the Indenture Trustee; provided, however, that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Class A Note Payment Account in accordance with this Agreement and the Indenture.  All monies deposited from time to time in the Class A Note Payment Account pursuant to this Agreement and the Indenture shall be held by the Indenture Trustee as part of the Trust Property and shall be applied as provided in this Agreement and the Indenture.  The amounts on deposit in the Class A Note Payment Account shall not be invested.  If the Class A Note Payment Account is no longer to be maintained at the Indenture Trustee, the Servicer shall, with the Indenture Trustee’s assistance as necessary, cause the Class A Note Payment Account to be moved to an Eligible Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency and the Insurer (provided that no Insurer Default shall have occurred and is continuing) may consent). The Servicer shall promptly notify the Indenture Trustee, the Rating Agencies, the Insurer and the Owner Trustee of any change in the account number or location of the Class A Note Payment Account; and

(ii)           a segregated trust account designated as the Class B Note Payment Account (the “Class B Note Payment Account”).  The Class B Note Payment Account shall be held in trust for the benefit of the Class B Noteholders.  The Class B Note Payment Account shall be under the sole dominion and control of the Indenture Trustee; provided, however, that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Class B Note Payment Account in accordance with this Agreement and the Indenture.  All monies deposited from time to time in the Class B Note Payment Account pursuant to this Agreement and the Indenture shall be held by the Indenture Trustee as part of the Trust Property and shall be applied as provided in this Agreement and the Indenture.  The amounts on deposit in the Class B Note Payment Account shall not be invested.  If the Class B Note Payment Account is no longer to be maintained at the Indenture Trustee, the Servicer shall, with the Indenture Trustee’s assistance as necessary, cause the Class B Note Payment Account to be moved to an Eligible Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency and the Insurer (provided that no Insurer Default shall have occurred and is continuing) may consent). The Servicer shall promptly notify the Indenture Trustee, the Rating Agencies, the Insurer and the Owner Trustee of any change in the account number or location of the Class B Note Payment Account.

(c)           The Trust shall establish, or shall cause to be established, on or before the Closing Date, and shall maintain in the name of the Trust at an Eligible Institution (which shall initially be the Owner Trustee or an affiliate of the Owner Trustee) a segregated trust account designated as the Depositor Account (the “Depositor Account”).  The Depositor Account shall be held in trust for the benefit of the Certificateholder.  The Depositor Account shall not constitute part of the Trust Estate.  The Servicer may direct the Indenture Trustee in writing to make deposits to the Depositor Account in accordance with Section 3.5(d) of this Agreement.  All monies deposited from time to time in the Depositor Account pursuant to this Agreement shall be applied in accordance with the terms of the Trust Agreement.  The amounts on deposit in the Depositor Account shall not be invested.  If the Depositor Account is no longer to be maintained at the Owner Trustee or an affiliate of the Owner Trustee, the Servicer shall, with the Owner Trustee’s assistance as necessary, cause the Depositor Account to be moved to an Eligible Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency and the Insurer (provided that no Insurer Default shall have occurred and is continuing) may consent).  The Servicer shall promptly notify the Indenture Trustee, the Insurer (provided that no Insurer Default shall have occurred and is continuing) and the Owner Trustee of any change in the account number or location of the Depositor Account.

Section 3.2.           Collections.

The Servicer shall remit to the Collection Account all amounts received by the Servicer on or in respect of the Contracts (excluding payments with respect to Purchased Contracts) as soon as practicable and in no event after the close of business on the second Business Day after such receipt; provided, however, that for so long as (a) FISC is the Servicer, (b) no Event of Servicing Termination shall have occurred and be continuing and (c) (i) the short term unsecured debt of FISC (for so long as it is Servicer) shall be rated at least Prime-1 by Moody’s and at least A-1 by S&P or (ii) the Rating Agency Condition shall have been satisfied and the written consent of the Insurer shall have been obtained (each, a “Monthly Remittance Condition”), the Servicer may remit any such amounts received during any Collection Period to the Collection Account in immediately available funds on the Business Day preceding the Payment Date following such Collection Period.  The Owner Trustee and the Indenture Trustee shall not be deemed to have knowledge of any event or circumstance under clause (b) or (c) of the definition of Monthly Remittance Condition that would require daily remittance by the Servicer to the Collection Account (and shall be entitled to presume and be fully protected in presuming that no such event or circumstance has occurred or exists) unless the Owner Trustee or the Indenture Trustee, as applicable, has received written notice of such event or circumstance from the Seller or the Servicer in an Officer’s Certificate or written notice from the Insurer (if no Insurer Default shall have occurred and be continuing), the Holders of Notes evidencing not less than 25% of the Class A Note Balance or a Responsible Officer of the Owner Trustee or the Indenture Trustee, as applicable, has actual knowledge of such event or circumstance.

Section 3.3.           Application of Collections.

For purposes of this Agreement, all amounts received on or in respect of a Contract during any Collection Period (excluding payments with respect to Purchased Contracts) shall be applied by the Servicer, on the date received, to interest and principal on such Contract in accordance with the terms of such Contract.

Section 3.4.           Application of Deposits.

The Depositor and the Servicer shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Contracts pursuant to Section 2.3 hereof or Sections 2.02 and 2.28 of the Servicing Agreement.  All such deposits with respect to a Collection Period shall be made in immediately available funds no later than 5:00 p.m., New York City time, on the Business Day preceding the Payment Date following such Collection Period.

Section 3.5.           Determination Date Calculations.

(a)           On each Determination Date, the Servicer shall calculate the following amounts:

(i)            the Available Funds for the related Payment Date;

(ii)           the Total Servicing Fee for the related Payment Date;

(iii)          the Total Note Interest for the related Payment Date;

(iv)          the Class A Monthly Note Principal for the related Payment Date;

(v)           the Insurance Premium for the related Payment Date plus any overdue Insurance Premiums for previous Payment Dates;

(vi)          the aggregate amount of any unreimbursed payments under the Policy to the extent payable to the Insurer under the Insurance Agreement plus accrued interest on any unreimbursed payments under the Policy at the rate provided in the Insurance Agreement plus any other amounts due the Insurer under the Insurance Agreement and the Policy;

(vii)         the Class A Note Parity Amount for the related Payment Date;

(viii)        the sum of the amounts described in clauses (ii), (iii) and (vii) above (the “Required Payment Amount”);

(ix)           the sum of the amounts described in clauses (v) and (vi) above (the “Insurance Payment Amount”);

(x)            the Class B Monthly Note Principal for the related Payment Date; and

(xi)           any unpaid or unreimbursed fees and expenses (including but not limited to, attorneys’ fees and transition expenses) due to the Back-up Servicer, the Indenture Trustee, the Custodian and the Owner Trustee.

(b)           On each Determination Date, the Servicer shall calculate the following amounts:

(i)            the lesser of (A) the amount, if any, by which the sum of the Required Payment Amount plus the Insurance Payment Amount exceeds the Available Funds for the related Payment Date and (B) the Reserve Account Amount for such Payment Date

(before giving effect to any deposits to or withdrawals from the Reserve Account on such Payment Date) (such lesser amount, the “Reserve Account Draw Amount”);

(ii)           the Policy Claim Amount;

(iii)          the Reserve Account Amount for the related Payment Date (after giving effect to the withdrawal of the Reserve Account Draw Amount for such Payment Date); and

(iv)          the amount, if any, by which the Required Reserve Account Amount for the related Payment Date exceeds the Reserve Account Amount for such Payment Date (after giving effect to the withdrawal of the Reserve Account Draw Amount for such Payment Date) (such excess, the “Reserve Account Deficiency”).

On each Payment Date, the Servicer shall instruct the Indenture Trustee to withdraw, and the Indenture Trustee upon receipt of such instructions shall withdraw, the Reserve Account Draw Amount, if any, for such Payment Date from the Reserve Account and apply such amount in accordance with paragraph (e) of this Section 3.5.

(c)           If the Servicer determines on any Determination Date that the Available Funds for the following Payment Date plus the Reserve Account Draw Amount (excluding that portion attributable to clause (ii) of Section 3.5(a)) for such Payment Date will be insufficient to pay in full the Required Payment Amount (excluding that portion attributable to clause (ii) of Section 3.5(a)) for such Payment Date, the Servicer shall deliver to the Indenture Trustee, with a copy to the Insurer, the Owner Trustee and the Fiscal Agent, no later than 2:00 p.m., New York City time, on such Determination Date, a written notice specifying the Policy Claim Amount for such Payment Date.  The Indenture Trustee shall, no later than 12:00 p.m., New York City time, on the second Business Day prior to such Payment Date, make a claim under the Policy for such Policy Claim Amount by delivering to the Insurer and the Fiscal Agent, with a copy to the Servicer, a Notice (as defined in the Policy) for such Policy Claim Amount.  In making any such claim, the Indenture Trustee shall comply with all the terms and conditions of the Policy.  The “Policy Claim Amount” with respect to a Payment Date shall equal the sum of the following amounts:

(i)            the excess, if any, of (A) the Total Note Interest for such Payment Date over (B) the portion of Total Available Funds for such Payment Date applied to the payment thereof pursuant to Sections 3.5(d) and (e); and

(ii)           the Principal Deficit; and

(iii)          on the Final Note Payment Date for each Class of Class A Notes, the outstanding principal balance of such Class of Class A Notes, after giving effect to all other distributions to the Class A Noteholders to be made on such Final Note Payment Date and without duplication of the Principal Deficit.

The Servicer shall instruct the Indenture Trustee to deposit, and the Indenture Trustee upon receipt of such instructions shall deposit, the proceeds of any drawing under the Policy in respect of clauses (i), (ii) and (iii) above to the Class A Note Payment Account.

It is understood that this Section 3.5(c) shall have no effect upon the Insurer’s obligations under the Policy, which are governed solely by the Policy.

(d)           On each Payment Date, prior to any acceleration of the Notes after an Event of Default, the Servicer shall instruct the Indenture Trustee to apply the Available Funds for such Payment Date to make the following payments and deposits in the following order of priority, and the Indenture Trustee shall apply as so instructed:

(i)            to the Back-up Servicer, the Indenture Trustee, the Custodian and the Owner Trustee in its individual capacity, respectively, any unpaid or unreimbursed Back-up Servicer Fee, Indenture Trustee Fee and Owner Trustee Fee, as applicable, and expenses (including, but not limited to, attorneys’ fees and transition expenses) in accordance with the terms of the Fee Letters and the Transaction Documents; provided that any such expenses shall not exceed $50,000.00 in the aggregate per year and (A) prior to an Event of Servicing Termination, $100,000.00 in the total aggregate or (B) after an Event of Servicing Termination, $200,000.00 in the total aggregate so long as the Notes shall remain outstanding and the Policy has not been cancelled;

(ii)           to the Servicer, the Total Servicing Fee for the preceding Collection Period;

(iii)          to the Class A Note Payment Account, for distribution to the Class A Noteholders in accordance with Section 2.8(b)(i) of the Indenture, the Total Note Interest for such Payment Date;

(iv)          unless an Insurer Default has occurred and is continuing, to the Insurer, the Insurance Premium for such Payment Date plus any overdue Insurance Premiums for previous Payment Dates;

(v)           to the Class A Note Payment Account, for distribution to the Class A Noteholders in accordance with Section 2.8(b)(i) of the Indenture, the Class A Monthly Note Principal for such Payment Date;

(vi)          to the Insurer, the aggregate amount of any unreimbursed payments under the Policy to the extent payable to the Insurer under the Insurance Agreement plus accrued interest on any unreimbursed payments under the Policy at the rate provided in the Insurance Agreement plus any other amounts due the Insurer under the Insurance Agreement and the Policy;

(vii)         to the Reserve Account, the Reserve Account Deficiency, if any, for such Payment Date;

(viii)        after the occurrence of a Re-Liening Trigger, to the Servicer (if not First Investors Servicing Corporation), any and all expenses incurred in connection with re-titling the Financed Vehicles, to the extent not previously paid;

(ix)           to the Class B Note Payment Account for distribution to the Class B Noteholders in accordance with Section 2.8(b)(ii) of the Indenture, the Class B Monthly Note Principal for such Payment Date;

(x)            other amounts, if any, due the Owner Trustee in its individual capacity, the Indenture Trustee, the Custodian, the Back-up Servicer, the Servicer and the Insurer, respectively, pursuant to the Transaction Documents to the extent not paid pursuant to clause (i); and

(xi)           to the Depositor Account, any remaining Available Funds.

On each Payment Date, the Servicer shall instruct the Indenture Trustee to make the payments described in Section 2.8(b) and Section 2.8(f) of the Indenture, as applicable, from the Note Payment Accounts.

(e)           On each Payment Date, the Servicer shall instruct the Indenture Trustee to apply, and the Indenture Trustee shall apply as so instructed, the amount, if any, withdrawn from the Reserve Account in respect of the Reserve Account Draw Amount in accordance with paragraph (b) of this Section 3.5 to make the following payments and deposits after giving effect to and without duplication of amounts paid or deposited pursuant to Section 3.5(d) in the following order of priority:

(i)            to the Servicer, the Total Servicing Fee for the preceding Collection Period;

(ii)           to the Class A Note Payment Account, the Total Note Interest for such Payment Date, to be applied in accordance with Section 2.8(b)(i) of the Indenture;

(iii)          to the Class A Note Payment Account, the Class A Monthly Note Principal for such Payment Date (only if, and to the extent that, at such time the Class A Note Balance exceeds the sum of the Pool Balance and 98.5% of the amount on deposit in the Prefunding Account as of the last day of the related Collection Period), to be applied in accordance with Section 2.8(b)(i) of the Indenture;

(iv)          if such Payment Date is the Final Note Payment Date for any Class of Class A Notes, the outstanding principal balance of such Class of Class A Notes;

(v)           unless an Insurer Default has occurred and is continuing, to the Insurer, the Insurance Premium for such Payment Date plus any overdue Insurance Premiums for previous Payment Dates; and

(vi)          to the Insurer, the aggregate amount of any unreimbursed payments under the Policy to the extent payable to the Insurer under the Insurance Agreement plus accrued interest on any unreimbursed payments under the Policy at the rate provided in the Insurance Agreement plus any other amounts due the Insurer under the Insurance Agreement and the Policy.

(f)            On any Payment Date on or after which the Notes have been accelerated after an Event of Default, the Servicer may, with the prior written consent (a copy of which written consent shall be forwarded by the Servicer to the Indenture Trustee) of the Insurer, and shall, at the written direction (a copy of which written direction shall be forwarded by the Servicer to the Indenture Trustee) of the Insurer (provided that no Insurer Default shall have occurred and be continuing), instruct the Indenture Trustee to withdraw from the Reserve Account, and the Indenture Trustee upon receipt of such instructions shall withdraw from the Reserve Account, an amount up to the remainder of the Class A Note Balance after the application of all other amounts distributable to the Class A Noteholders on such Payment Date pursuant to Section 2.8(f)(i) and Section 5.4(b) of the Indenture and deposit such amount to the Class A Note Payment Account.  The Servicer may, with the prior written consent (a copy of which written consent shall be forwarded by the Servicer to the Indenture Trustee) of the Insurer (provided that no Insurer Default shall have occurred and be continuing), and shall, at the written direction (a copy of which written direction shall be forwarded by the Servicer to the Indenture Trustee) of the Insurer, instruct the Indenture Trustee to apply, and the Indenture Trustee shall apply, such amount to the payment of principal on the Notes in accordance with Section 2.8(f)(i) and Section 5.4(b) of the Indenture.

(g)           On any Payment Date on or after which the Class A Notes have been paid in full and all amounts due to the Insurer have been paid in full, after giving effect to the Reserve Account Draw Amount for such Payment Date, if any, the Indenture Trustee shall withdraw from the Reserve Account an amount up to the outstanding principal balance of the Class B Notes and deposit such amount to the Class B Note Payment Account, to be applied in accordance with Section 2.8(f)(ii) and Section 5.4(b) of the Indenture.

Section 3.6.           Reserve Account.

(a)           The Trust shall establish, or shall cause to be established, on or before the Closing Date, and shall maintain in the name of the Indenture Trustee at an Eligible Institution (which shall initially be the Indenture Trustee) a segregated trust account designated as the Reserve Account (the “Reserve Account”).  The Reserve Account shall be held in trust for the benefit of the Class A Noteholders, the Servicer and the Insurer.  The Reserve Account shall be under the sole dominion and control of the Indenture Trustee; provided, however, that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Reserve Account in accordance with this Agreement and the Indenture.  On the Closing Date, the Trust shall deposit the Initial Reserve Account Deposit into the Reserve Account from the net proceeds of the sale of the Notes.  On each Additional Contract Purchase Date, the Reserve Account shall be funded by deposits from proceeds of the sale by the Depositor of Additional Contracts to the Trust in an amount equal to 1.0% of the aggregate Principal Balance of the Additional Contracts as of the applicable Cutoff Date.  Pursuant to the Indenture, the Trust will pledge all of its right, title and interest in, to and under the Reserve Account and the Reserve Account Property to the Indenture Trustee for the benefit of the Noteholders and the Insurer to secure its obligations under the Notes and the Indenture.

(b)           The Reserve Account Property shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Reserve Account in Eligible Investments that mature not later than the Business Day preceding the next Payment Date.  All such Eligible Investments shall be held to maturity.  All interest and other income (net of losses and investment expenses) on funds on deposit in the Reserve Account shall, at the written direction of the Servicer, be paid to the Trust on any Payment Date to the extent that funds on deposit therein, as certified by the Servicer, exceed the Required Reserve Account Amount.  If the Reserve Account is no longer to be maintained at the Indenture Trustee, the Servicer shall, with the Indenture Trustee’s assistance as necessary, cause the Reserve Account to be moved to an Eligible Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency and the Insurer (provided that no Insurer Default shall have occurred and is continuing) may consent).  The Servicer shall promptly notify the Insurer (provided that no Insurer Default shall have occurred and is continuing) and the Indenture Trustee of any change in the account number or location of the Reserve Account.

(c)           With respect to any Reserve Account Property:

(i)            any Reserve Account Property that is a “financial asset” as defined in Section 8-102(a)(9) of the Relevant UCC shall be physically delivered to, or credited to an account in the name of, the Eligible Institution maintaining the Reserve Account, in accordance with such institution’s customary procedures such that such institution establishes a “securities entitlement” in favor of the Indenture Trustee with respect thereto;

(ii)           any Reserve Account Property that is held in deposit accounts shall be held solely in the name of the Indenture Trustee at one or more depository institutions having the Required Rating and each such deposit account shall be subject to the exclusive custody and control of the Indenture Trustee and the Indenture Trustee shall have sole signature authority with respect thereto; and

(iii)          except for any deposit accounts specified in clause (ii) above, the Reserve Account shall only be invested in securities or in other assets which the Eligible Institution maintaining the Reserve Account agrees to treat as “financial assets” as defined in Section 8-102(a)(9) of the Relevant UCC.

(d)           If the Reserve Account Amount for any Payment Date (after giving effect to the withdrawal of the Reserve Account Draw Amount for such Payment Date) exceeds the Required Reserve Account Amount for such Payment Date, the Servicer shall, unless an Event of Default has occurred and is continuing, instruct the Indenture Trustee in writing to distribute, and the Indenture Trustee upon receipt of such instructions shall distribute, the amount of such excess to the Paying Agent for distribution to the Depositor in accordance with Section 5.2 of the Trust Agreement.  The Indenture Trustee hereby releases, on each Payment Date, its security interest in, to and under Reserve Account Property distributed to the Depositor pursuant to this Section 3.6.  If an Event of Default has occurred and is continuing, the Servicer shall instruct the Indenture Trustee to apply, and the Indenture Trustee upon receipt of such instructions shall apply, the amount of such excess in the Reserve Account to the Collection Account for application to Available Funds pursuant to Section 3.5(d).

(e)           If the Class A Note Balance and all other amounts owing or to be distributed hereunder or under the Indenture to the Class A Noteholders, the Insurer and the Class B Noteholders have been paid in full and the Trust has been terminated, any remaining Reserve Account Property shall be distributed to the Depositor in accordance with Section 5.2 of the Trust Agreement.

Section 3.7.           Prefunding Account.

(a)           The Trust shall establish, or shall cause to be established, on or before the Closing Date, and shall maintain in the name of the Indenture Trustee at an Eligible Institution (which shall initially be the Indenture Trustee) a segregated trust account designated as the Prefunding Account (the “Prefunding Account”).  The Prefunding Account shall be held in trust for the benefit of the Insurer and the Noteholders.  The Prefunding Account shall be under the sole dominion and control of the Indenture Trustee; provided, however, that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Prefunding Account in accordance with this Agreement and the Indenture.  All monies deposited from time to time in the Prefunding Account pursuant to this Agreement shall be held by the Indenture Trustee as part of the Trust Property and shall be applied as provided in this Agreement.  All deposits to and withdrawals from the Prefunding Account shall be made only upon the terms and conditions of the Transaction Documents.

(b)           All amounts held in the Prefunding Account shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Prefunding Account in Eligible Investments that mature not later than the Business Day preceding the Payment Date following the Collection Period to which such amounts relate.  All such Eligible Investments shall be held to maturity.  If the Prefunding Account is no longer to be maintained at the Indenture Trustee, the Servicer shall, with the Indenture Trustee’s assistance as necessary, cause the Prefunding Account to be moved to an Eligible Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency and the Insurer (provided that no Insurer Default shall have occurred and is continuing) may consent).  The Servicer shall promptly notify the Indenture Trustee, the Insurer (provided that no Insurer Default shall have occurred and is continuing) and the Owner Trustee of any change in the account number or location of the Prefunding Account.

(c)           On the Closing Date, the Trust will deposit an amount equal to the Initial Prefunding Account Amount from the aggregate proceeds of the sale of the Notes into the Prefunding Account.  The Trust shall cause the Servicer to notify the Insurer and the Indenture Trustee two (2) Business Days prior to any proposed purchase of Additional Contracts, such notice to contain (i) a Contract Schedule listing the relevant information for such Additional Contracts, (ii) the Additional Purchase Price and (iii) the proposed Additional Contract Purchase Date.  During the Prefunding Period, unless the Indenture Trustee, on such proposed Additional Contract Purchase Date, has actual knowledge of the occurrence of a Default or Event of Default, the Indenture Trustee shall transfer the Additional Purchase Price for such Additional Contracts from the Prefunding Account to such account as the Trust, through the Servicer, may specify.

(d)           On the Prefunding Account Ending Date, upon direction from the Servicer, the Indenture Trustee shall transfer 98.5% of the Excess Prefunding Amount to the Class A Note Payment Account and the remaining 1.5% of the Excess Prefunding Amount to the Class B Note Payment Account.  If the aggregate remaining amount in the Prefunding Account is: (i) $100,000 or less on the Prefunding Account Ending Date, the portion of the Excess Prefunding Amount payable to the Class A Notes shall be applied to reduce the outstanding principal amount of the Class of Class A Notes then entitled to receive principal payments on the Class A Notes prior to giving effect to the payment of principal on the immediately following Payment Date; and (ii) $100,000 or greater, the portion of the Excess Prefunding Amount payable to Class A Notes shall be paid pro rata to each Class of Class A Notes based on the outstanding principal balance of each Class of Class A Notes prior to giving effect to the payment of principal on that Payment Date.  Such amounts shall be paid in accordance with Section 2.8(b)(i) of the Indenture.

Section 3.8.           Statements to Noteholders.

(a)           On or prior to each Determination Date, the Servicer shall provide to the Indenture Trustee (with copies to the Insurer, the Rating Agencies and each Paying Agent) for the Indenture Trustee to forward to each Noteholder of record as of the most recent Record Date upon a written request from any such Noteholder, a statement which shall set forth at least the following information as to the Notes (to the extent applicable) with respect to the distribution to be made on such Payment Date:

(i)            the amount of such distribution allocable to Total Note Interest;

(ii)           the amount of such distribution allocable to interest, overdue interest and interest on overdue interest for each Class of Class A Notes;

(iii)          the amount of such distribution allocable to principal on each Class of Class A Notes and the Class B Notes;

(iv)          the Total Servicing Fee for the preceding Collection Period;

(v)           the Class A Note Balance and the Note Factor relating to each Class of Class A Notes, in each case as of the close of business on the last day of the preceding Collection Period (after giving effect to payments allocated to principal reported under clause (iii) above);

(vi)          the Pool Balance as of the close of business on the last day of the preceding Collection Period;

(vii)         the Reserve Account Amount on such Payment Date (after giving effect to all deposits to or withdrawals from the Reserve Account on such Payment Date);

(viii)        the aggregate Purchase Amount of Purchased Contracts, if any, with respect to the preceding Collection Period;

(ix)           the number and aggregate Principal Balance of Contracts that were 31-59 days, 60-89 days or 90 days or more delinquent as of the last day of the preceding Collection Period;

(x)            Cumulative Net Loss Rate information with respect to the preceding Collection Periods; and

(xi)           prior to the Prefunding Account Ending Date, the Prefunding Account Balance and the Capitalized Interest Amount.

(b)           Within 150 days after the Closing Date and each Additional Contract Purchase Date, the Servicer shall provide, or shall cause to be provided, to the Indenture Trustee and the Insurer a notice indicating which Contract Files, if any, do not contain a certificate of title or other evidence in lieu of a certificate of title.

Section 3.9.           Control of Securities Accounts; The Securities Intermediary.

(a)           Wells Fargo Bank, National Association agrees to act as securities intermediary hereunder (in such capacity, the “Securities Intermediary”) and the Securities Intermediary represents, warrants and covenants as follows:

(i)            With respect to any of the Collateral that is a book-entry security, such Collateral has been credited to the Indenture Trustee’s securities account by accurate book entry.

(ii)           The Securities Intermediary will comply with all “Entitlement Orders” (as such term is defined in Section 8-102 of the Relevant UCC) of the Indenture Trustee, without further consent of the Trust, and shall not accept Entitlement Orders from any other person except as authorized by the Indenture Trustee.

(iii)          The Securities Intermediary has received no notice of, and has no knowledge of any “adverse claim” (as such term is defined in the Relevant UCC) as to the Collateral.

(iv)          The Securities Intermediary waives any lien, claim or encumbrance in favor of the Securities Intermediary in the Collateral.

(v)           The Securities Intermediary is a “securities intermediary” as such term is defined in Section 8-102(a)(14) of the Relevant UCC and in the ordinary course of its business maintains “securities accounts” for others, as such terms are used in Section 8-501 of the Relevant UCC.

(vi)          The Securities Intermediary is not a “clearing corporation,” as such term is defined in Section 8-102(a)(5) of the Relevant UCC.

(b)           Any securities intermediary hereunder shall be, and the Securities Intermediary hereby represents and warrants that it is as of the date hereof and shall be, for so long as it is the

Securities Intermediary hereunder, a corporation or national banking association that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder.  Any securities intermediary hereunder shall, and the Securities Intermediary does, agree with the parties hereto that each Account shall be an account to which financial assets may be credited and undertake to treat the Indenture Trustee as entitled to exercise rights that comprise such financial assets.  Any securities intermediary hereunder shall, and the Securities Intermediary does, agree with the parties hereto that each item of property credited to each Account shall be treated as a “financial asset” as defined in Section 8-102 of the Relevant UCC.  Any securities intermediary hereunder shall, and the Securities Intermediary does, acknowledge that the “securities intermediary’s jurisdiction” as defined in the Relevant UCC of the Securities Intermediary with respect to the Collateral, shall be the State of New York.  Any securities intermediary hereunder shall, and the Securities Intermediary does, represent and covenant that it is not and will not be (as long as it is the Securities Intermediary hereunder) a party to any agreement in respect of the Collateral that is inconsistent with the provisions of this Agreement.  Any securities intermediary hereunder shall, and the Securities Intermediary does, covenant that it will not take action inconsistent with the provisions of this Agreement applicable to it.  Any securities intermediary hereunder shall, and the Securities Intermediary does, agree that any item of property credited to any Account shall not be subject to any security interest, lien, or right of setoff in favor of it or anyone claiming through it (other than the Indenture Trustee).

(c)           It is the intent of the Indenture Trustee and the Trust that each of the Reserve Account, the Collection Account and the Prefunding Account shall be a securities account as to which the Indenture Trustee and not the Trust is the “entitlement holder” (within the meaning of Section 8-102(a)(7) of the Relevant UCC).  Nonetheless, (i) any securities intermediary hereunder shall agree to comply with entitlement orders originated by the Indenture Trustee without further consent by the Trust, and (ii) the Securities Intermediary agrees that so long as it is the Securities Intermediary hereunder, it will comply with entitlement orders originated by the Indenture Trustee without further consent by the Trust.  Any securities intermediary hereunder shall covenant that it will not agree with any person or entity other than the Indenture Trustee that it will comply with entitlement orders originated by such person or entity, and the Securities Intermediary hereby covenants that it will not agree with any person or entity other than the Indenture Trustee that it will comply with entitlement orders originated by such person or entity.

(d)           Nothing herein shall imply or impose upon the Securities Intermediary any duty or obligations other than those expressly set forth herein and those applicable to a securities intermediary under the Relevant UCC (and the Securities Intermediary shall be entitled to all of the protections available to a securities intermediary under the Relevant UCC).  Without limiting the foregoing, nothing herein shall imply or impose upon the Securities Intermediary any duties of a fiduciary nature.

(e)           The Securities Intermediary may at any time resign by notice to the Indenture Trustee and may at any time be removed by notice from the Indenture Trustee; provided, however, that it shall be the responsibility of the Indenture Trustee to appoint a successor securities intermediary and to cause the Accounts to be established and maintained with such successor securities intermediary in accordance with the terms hereof; and the responsibilities and duties of the retiring Securities Intermediary hereunder shall remain in effect until all of the

Collateral credited to the Accounts held by such retiring Securities Intermediary have been transferred to such successor.  Any corporation into which the Securities Intermediary may be merged or converted or with which it may be consolidated, or any corporation resulting from such merger, consolidation or conversion to which the Securities Intermediary shall be a party, shall be the successor of the Securities Intermediary hereunder, without the execution or filing of any further act on the part of the parties hereto or such securities intermediary or such successor corporation.

Section 3.10.        Policy Matters.

(a)           The Indenture Trustee hereby agrees on behalf of the Class A Noteholders (and each Class A Noteholder, by its acceptance of its Class A Notes, shall agree) for the benefit of the Insurer, that the Indenture Trustee shall recognize that to the extent the Insurer makes a payment under the Policy, either directly or indirectly (by paying through the Indenture Trustee) to the Class A Noteholders, the Insurer will be entitled to be subrogated to the rights of the Class A Noteholders to the extent of such payment made under the Policy.  Any rights of subrogation acquired by the Insurer as a result of any payment made under the Policy shall, in all respects, be subordinate and junior in right of payment to the prior indefeasible payment in full of all amounts due under the Class A Notes.

(b)           The Indenture Trustee, for itself and on behalf of the Noteholders, hereby agrees that the Insurer may at any time during the continuation of any proceeding relating to a Final Order, provided that no Insurer Default shall have occurred and be continuing, direct all matters relating to such Final Order, including, without limitation, the direction of any appeal of any order relating to such Final Order and the posting of any surety, supersedeas or performance bond pending any such appeal.  In addition and without limitation of the foregoing, the Insurer shall be subrogated, to the extent of any payments made under the Policy relating to a Final Order, to the rights of the Depositor, the Servicer, the Seller, the Trust, the Indenture Trustee and the Class A Noteholders in the conduct of any preference claim relating to a Final Order, including, without limitation, all rights of any party to any adversarial proceeding or action with respect to any court order issued in connection with any such preference claim; provided, that such subrogation rights shall remain subject to the last sentence of paragraph (a) of this Section 3.10.

Article IV

The Depositor

Section 4.1.           Representations and Warranties of the Depositor.

The Depositor makes the following representations and warranties on which the Trust shall be deemed to have relied in accepting the Trust Property.  The representations and warranties speak as of the execution and delivery of this Agreement and as of each Additional Contract Purchase Date and shall survive the sale, transfer, assignment and conveyance of the Trust Property to the Trust pursuant to this Agreement and the pledge of the Trust Property to the Indenture Trustee pursuant to the Indenture:

(a)           Organization and Good Standing.  The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, has the power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and has the power, authority and legal right to acquire, own and sell the Contracts.

(b)           Due Qualification.  The Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which the failure to so qualify or to obtain such licenses and approvals would, in the reasonable judgment of the Depositor, materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, the Trust Agreement, any of the other Transaction Documents, the Contracts or the Notes.

(c)           Power and Authority.  The Depositor has the power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.  The Depositor has the power and authority to sell, assign, transfer and convey the property to be transferred to and deposited with the Trust and has duly authorized such transfer and deposit by all necessary corporate action, and the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Depositor is a party have been duly authorized by the Depositor by all necessary corporate action.

(d)           Valid Transfer; Binding Obligation.  This Agreement effects a valid sale, transfer, assignment and conveyance to the Trust of the Contracts and the other Trust Property enforceable against creditors of and purchasers from the Depositor.  This Agreement and the other Transaction Documents to which the Depositor is a party constitute legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

(e)           No Violation.  The execution, delivery and performance by the Depositor of this Agreement and the other Transaction Documents to which the Depositor is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in a breach of any of the terms and provisions of or constitute (with or without notice or lapse of time or both) a default under the certificate of incorporation or by-laws of the Depositor or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which the Depositor is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than pursuant to this Agreement), or violate any law, order, rule or regulation applicable to the Depositor or its properties of any federal or state regulatory body, court, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or any of its properties.

(f)            No Proceedings.  There are no proceedings or investigations pending, or, to the knowledge of the Depositor, threatened, against the Depositor before any court, regulatory body,

administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Depositor or its properties (i) asserting the invalidity of this Agreement, the Indenture, the Trust Agreement, any of the other Transaction Documents to which the Depositor is a party, or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Indenture, the Trust Agreement or any of the other Transaction Documents to which the Depositor is a party, (iii) seeking any determination or ruling that, in the reasonable judgment of the Depositor, would materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, the Trust Agreement, any of the other Transaction Documents to which the Depositor is a party, the Contracts or the Notes, or (iv) that, in the reasonable judgment of the Depositor, would adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes or the Trust.

Section 4.2.           Liability of Depositor; Indemnities.

(a)           The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor under this Agreement.

(b)           Notwithstanding any other provision in any Transaction Document, the Depositor shall indemnify, defend and hold harmless the Trust, the Owner Trustee in its individual capacity and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to, and as of the date of, the transfer of the Contracts and Additional Contracts to the Trust or the issuance and original sale of the Notes, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to ownership of the Contracts and Additional Contracts or federal or other Applicable Tax State income taxes arising out of the transactions contemplated by this Agreement and the other Transaction Documents), and all costs and expenses in defending against such taxes.

(c)           Notwithstanding any other provision in any Transaction Document, the Depositor shall indemnify, defend and hold harmless the Trust, the Owner Trustee in its individual capacity, the Indenture Trustee and the Noteholders from and against any loss, liability or expense incurred by reason of (i) the Depositor’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement or any other Transaction Document to which it is a party or by reason of a reckless disregard of its obligations and duties under this Agreement or any other Transaction Document to which it is a party and (ii) the Depositor’s violation of federal or state securities laws in connection with the registration or the sale of the Notes and (iii) any action taken, or failed to be taken, by the Depositor in respect of any portion of the Trust Property.

(d)           Notwithstanding any other provision in any Transaction Document, the Depositor shall indemnify, defend and hold harmless the Owner Trustee in its individual capacity and the Indenture Trustee and their respective officers, directors, employees and agents from and against all costs, expenses, unpaid fees, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained herein and in the Trust Agreement, in the case of the Owner Trustee, and in the Indenture, in the case of the Indenture Trustee, except to the extent that such cost, expense, loss, claim, damage or liability (i)

shall be due to the willful misfeasance, bad faith or gross negligence (except for errors in judgment) of the Owner Trustee or the Indenture Trustee, as applicable, (ii) in the case of the Owner Trustee, shall arise from the breach by the Owner Trustee of any of its representations or warranties in its individual capacity set forth in the Trust Agreement, (iii) in the case of the Indenture Trustee, shall arise from the breach by the Indenture Trustee of any of its representations and warranties set forth in the Indenture or (iv) relates to any tax other than the taxes with respect to which either the Depositor or the Servicer shall be required to indemnify the Owner Trustee or the Indenture Trustee, as applicable.

(e)           The Depositor shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate.

Indemnification under this Section 4.2 shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation.  If the Depositor shall have made any indemnity payments pursuant to this Section 4.2 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Depositor, without interest.

Section 4.3.           Merger or Consolidation of, or Assumption of the Obligations of, Depositor.

Any Person (a) into which the Depositor shall be merged or consolidated, (b) resulting from any merger, conversion or consolidation to which the Depositor shall be a party or (c) that shall succeed by purchase and assumption to all or substantially all of the business of the Depositor, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Depositor under this Agreement, shall be the successor to the Depositor under this Agreement without the execution or filing of any other document or any further act on the part of any of the parties to this Agreement; provided, however, that (i) the Depositor shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section 4.3 and (ii) the Depositor shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been authorized and filed that are necessary to fully preserve and protect the interest of the Trust and the Indenture Trustee, respectively, in the Contracts and the other Trust Property, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to fully preserve and protect such interest.  The Depositor shall provide notice of any merger, conversion, consolidation or succession pursuant to this Section 4.3 to the Rating Agencies.  Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i) and (ii) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) and (c) above.

Section 4.4.           Limitation on Liability of Depositor and Others.

(a)           Neither the Depositor nor any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Trust or the Noteholders for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement, or by reason of negligence in the performance of duties under this Agreement (except for errors in judgment).  The Depositor, and its directors, officers, employees and agents, may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person in respect of any matters arising under this Agreement.

(b)           The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

Section 4.5.           Depositor May Own Class A Notes.

The Depositor, and any Affiliate of the Depositor, may, in its individual or any other capacity, become the owner or pledgee of Class A Notes with the same rights as it would have if it were not the Depositor or an Affiliate of the Depositor, except as otherwise expressly provided herein (including in the definition of Class A Note Balance) or in the other Transaction Documents.  Except as otherwise expressly provided herein (including the definition of Class A Note Balance) or in the other Transaction Documents, Class A Notes so owned by or pledged to the Depositor or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement and the other Transaction Documents, without preference, priority or distinction as among the Class A Notes.

Section 4.6.           Covenants of the Depositor.

The Depositor hereby covenants and agrees that, so long as any Note is outstanding, it shall:

(a)           not commingle its assets with those of any other Person;

(b)           maintain separate records, financial statements and books of account from those of any other Person;

(c)           hold meetings as appropriate to authorize all action on behalf of the Depositor and observe all of its other organizational formalities;

(d)           not become involved in the day to day management of any other Person;

(e)           operate so as not to be substantively consolidated with any other Person;

(f)            maintain its assets separately from any other Person (including through the maintenance of a separate bank account);

(g)           hold itself out as a separate entity from any other Person, conduct business in its own name on its own stationary, invoices and checks, and correct any known misunderstanding regarding its separate identity;

(h)           except as is expressly set forth in the Administration Agreement, pay from its assets all obligations and indebtedness of any kind incurred by it, and not pay from its assets any obligations or indebtedness of any other Person;

(i)            pay salaries of its employees, if any, from its own funds, and fairly allocate any expenses shared with an Affiliate;

(j)            not guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of others;

(k)           not acquire obligations or securities of its members or its Affiliates;

(l)            allocate fairly and reasonably any overhead for shared office space;

(m)          maintain adequate capital and a sufficient number of employees (which may be zero) in light of its contemplated business activities; and

(n)           insure that any financial transaction between the Depositor and any of its Affiliates be on arm’s length, commercially reasonable terms.

Article V

Miscellaneous

Section 5.1.           Amendment.

(a)           This Agreement may be amended from time to time by the Seller, the Servicer, the Depositor and the Trust, with the consent of the Indenture Trustee and the Insurer (provided that no Insurer Default shall have occurred and be continuing), but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provision in this Agreement that may be inconsistent with any other provisions in this Agreement or any offering document used in connection with the initial offer and sale of the Notes or to add, change or eliminate any other provisions with respect to matters or questions arising under this Agreement that are not inconsistent with the provisions of this Agreement; provided, however, that such amendment shall not, as evidenced by an Opinion of Counsel, which may be based on an Officer’s Certificate of the Seller, the Servicer, the Depositor or the Trust delivered to the Owner Trustee, the Indenture Trustee and the Insurer, materially and adversely affect the interests of any Noteholder.  Any such amendment shall be deemed not to materially and adversely affect the interests of any Noteholder if the Rating Agency Condition is satisfied or the Person requesting the amendment obtains an Opinion of Counsel satisfactory to the Indenture Trustee and the Owner Trustee to that effect.

(b)           This Agreement may also be amended from time to time by the Seller, the Servicer, the Depositor, the Trust and the Insurer (provided that no Insurer Default shall have occurred and be continuing and if so, provided further that such amendment shall not have a material adverse effect on the Insurer), with the consent of the Indenture Trustee and the Holders of Notes evidencing not less than 51% of the Class A Note Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall, without the consent of the holders of all of the outstanding Notes, (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections on or in respect of the Contracts or distributions that are required to be made for the benefit of the Noteholders or change the Note Rate of any Class of Notes, (ii) reduce the percentage required to consent to any such amendment or (iii) adversely affect the rating of the Notes by the Rating Agencies.

(c)           Prior to the execution of any amendment or consent pursuant to Section 5.1(b), the Servicer shall provide written notification of the substance of such amendment or consent to each Rating Agency and the Insurer.

(d)           Promptly after the execution of any amendment or consent pursuant to Section 5.1(b), the Trust shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and each of the Rating Agencies.  It shall not be necessary for the consent of the Noteholders pursuant to Section 5.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents (and any other consents of the Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by the Noteholders shall be subject to such reasonable requirements as the Owner Trustee and the Indenture Trustee may prescribe.

(e)           Prior to the execution of any amendment pursuant to this Section 5.1, the Owner Trustee and the Indenture Trustee shall receive and be entitled to rely upon (i) an Opinion of Counsel stating that the execution of such amendment (A) is authorized or permitted by this Agreement, (B) will not materially adversely affect the federal or any Applicable Tax State income or franchise taxation of any Outstanding Note or any Holder thereof and (C) will not cause the Trust to be taxable as a corporation for federal or any Applicable Tax State income or franchise tax purposes and (ii) an Officer’s Certificate of the Servicer that all conditions precedent provided for in this Agreement to the execution of such amendment have been complied with.  The Owner Trustee or the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects such Owner Trustee’s or Indenture Trustee’s own rights, duties or immunities under this Agreement or otherwise.

Section 5.2.           Protection of Title of Trust.

(a)           The Depositor or the Servicer, or both, shall authorize and file such financing statements and cause to be authorized and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Trust and the Indenture Trustee for the benefit of the Noteholders and the Insurer in the Contracts and the proceeds thereof.  The Depositor or the Servicer, or both, shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above as soon as available following such filing.

(b)           The Depositor shall not change (i) its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed against the Depositor by the Depositor or the Servicer in accordance with Section 5.2(a) seriously misleading within the meaning of Section 9-507 of the Relevant UCC or (ii) its jurisdiction of organization, unless, in each case, it shall have given the Owner Trustee and the Indenture Trustee at least sixty (60) days’ prior written notice thereof and shall have promptly filed such amendments to previously filed financing statements or continuation statements or such new financing statements as may be necessary to continue the perfection of the interest of the Trust and the Indenture Trustee for the benefit of the Noteholders and the Insurer in the Contracts and the proceeds thereof.

(c)           The Depositor and the Servicer shall give the Owner Trustee and the Indenture Trustee at least sixty (60) days’ prior written notice of any relocation of its principal executive office or change of its jurisdiction of formation and shall promptly file any such amendment, continuation statement or any new financing statement.  The Servicer shall at all times maintain each office from which it shall service Contracts, and its principal executive office, within the United States of America.

(d)           The Servicer shall maintain accounts and records as to each Contract accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Contract, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Contract and the amounts from time to time deposited in the Collection Account and the Reserve Account in respect of such Contract.

(e)           The Servicer shall maintain its computer systems so that, from and after the time of the transfer of the Contracts to the Trust pursuant to this Agreement, the Servicer’s master computer records (including any back-up archives) that refer to a Contract shall indicate clearly the interest of the Trust and the Indenture Trustee in such Contract and that such Contract is owned by the Trust and has been pledged to the Indenture Trustee pursuant to the Indenture.  Indication of the Trust’s and the Indenture Trustee’s interest in a Contract shall be deleted from or modified on the Servicer’s computer systems when, and only when, such Contract shall have been paid in full or repurchased by the Depositor or purchased by the Servicer.

(f)            If at any time the Depositor or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in any motor vehicle retail installment sale contract or security interest and promissory note to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, compact disks, records or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Contract, shall indicate clearly that such Contract has been sold and is owned by the Trust and has been pledged to the Indenture Trustee (unless such Contract has been paid in full or repurchased by the Depositor or purchased by the Servicer).

(g)           The Servicer shall permit the Owner Trustee, the Indenture Trustee and their respective agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Contract.

(h)           Upon request, the Servicer shall furnish to the Owner Trustee and the Indenture Trustee, within ten (10) Business Days, a list of all Contracts (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Contract Schedule and to each of the Monthly Servicer Reports furnished before such request indicating removal of Contracts from the Trust.

(i)            The Servicer shall deliver to the Owner Trustee and the Indenture Trustee:

(i)            promptly after the execution and delivery of each amendment to any financing statement, an Opinion of Counsel either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been authorized and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Contracts, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest; and

(ii)           within ninety (90) days after the beginning of each calendar year (beginning with the year 2007), an Opinion of Counsel, dated as of a date during such 90-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been authorized and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Contracts, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (i)(A) or (i)(B) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

Section 5.3.           Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

Section 5.4.           Notices.

All demands, notices and other communications under this Agreement shall be in writing, personally delivered, sent by telecopier, overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, at the following address: 675 Bering Drive, Suite 710, Houston, Texas 77057 Attention: Bennie Duck, (b) in the case of the Depositor, at the following address: 675 Bering Drive, Suite 710, Houston, Texas 77057 Attention: Bennie Duck, (c) in the case of the Servicer, at the following address: 675 Bering Drive, Suite 710, Houston, Texas 77057, Attention: Bennie Duck, (d) in the case of the Owner Trustee, at the related Corporate Trust Office, (e) in the case of the Indenture Trustee, at the related Corporate Trust Office, (f) in the case of Moody’s, at the following address: Moody’s Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10007, ServicerReports@moodys.com, Attn: Yan Yan, with an additional copy to Moody’s Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10007, Attn: ABS Monitoring Department, and (g) in the case of S&P, if available electronically, at Servicer_reports@sandp.com, and if not available electronically, at the following address: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 43rd Floor, New York, New York 10041, Attention: ABS Surveillance Group, and (h) in the case of the Insurer, at the following address:  MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management, Structured Finance.

Section 5.5.           Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement, or of the Notes, or the rights of the Holders thereof.

Section 5.6.           Assignment.

Notwithstanding anything to the contrary contained herein this Agreement may not be assigned by the Depositor or the Servicer without the prior written consent of the Trust, the Indenture Trustee and the Holders of Notes evidencing not less than 66-2/3% of the Class A Note Balance.

Section 5.7.           Further Assurances.

The Depositor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Owner Trustee or the Indenture Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Contracts for filing under the provisions of the Relevant UCC of any applicable jurisdiction.

Section 5.8.           No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Owner Trustee, the Indenture Trustee, the Insurer or the Noteholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 5.9.           Third-Party Beneficiaries.

This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Noteholders and their respective successors and permitted assigns.  Except as otherwise provided in Section 4.2 and this Article V, no other Person shall have any right or obligation hereunder.  The parties hereto hereby acknowledge and consent to the pledge of this Agreement by the Trust to the Indenture Trustee for the benefit of the Noteholders and the Insurer pursuant to the Indenture.  The Insurer is an express third party beneficiary of this Agreement and is entitled to enforce the provisions hereof as if a party hereto.

Section 5.10.        Actions by Noteholders.

(a)           Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by the Noteholders, such action, notice or instruction may be taken or given by any Noteholder, as applicable, unless such provision requires a specific percentage of the Noteholders.

(b)           Any request, demand, authorization, direction, notice, consent, waiver or other act by a Noteholder shall bind such Noteholder and every subsequent Holder of such Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Owner Trustee, the Indenture Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 5.11.        Counterparts.

For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

Section 5.12.        [Reserved].

Section 5.13.        No Bankruptcy.

(a)           The Owner Trustee, the Indenture Trustee and the Servicer each covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Trust, which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, or knowingly or intentionally cooperate or encourage any other Person in instituting against, the Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law.

(b)           The Owner Trustee, the Indenture Trustee, the Servicer and the Depositor each covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Trust, which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, or knowingly or intentionally cooperate or encourage any other Person in instituting against, the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law.

(c)           This Section 5.13 shall survive the resignation or removal of the Owner Trustee under the Trust Agreement and the Indenture Trustee under the Indenture and shall survive the termination of the Trust Agreement and the Indenture.

Section 5.14.       Limitation of Liability of Owner Trustee and Indenture Trustee.

(a)           Notwithstanding anything contained herein or contemplated hereby to the contrary, this Agreement has been signed by the Owner Trustee not in its individual capacity but solely in its capacity as Owner Trustee of the Trust, and in no event shall the Owner Trustee in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder or in any of the certificates, notices or agreements delivered pursuant hereto or contemplated hereby, as to all of which recourse shall be had solely to the assets of the Trust.  For all purposes of this Agreement, the Owner Trustee (as such and in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

(b)           Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by the Indenture Trustee not in its individual capacity but solely as Indenture Trustee, and in no event shall the Indenture Trustee in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Trust.

Section 5.15.       Certain Rights of the Insurer.

So long as no Insurer Default shall have occurred and be continuing, the Insurer shall have the right to exercise all rights, including voting rights, which the Class A Noteholders are entitled to exercise pursuant to this Sale and Allocation Agreement, without any consent of such Class A Noteholders; provided, however, that the foregoing shall not apply to the rights of the Class A Noteholders set forth in the proviso to paragraph (b) of Section 5.1 of this Agreement.

Section 5.16.        Optional Redemption.

If, as of the last day of any Collection Period, the Pool Balance is less than or equal to 15% of the sum of (a) the aggregate Principal Balances of all of the Contracts as of the Initial Cutoff Date and (b) the sum, for each Additional Contract Cutoff Date, of the Aggregate Principal Balances of all Contracts that became Additional Contracts on such Additional Contract Cutoff Date, the Depositor shall have the option to purchase from the Issuer, on the following Payment Date, the Owner Trust Estate, other than the Collection Account, the Class A Note Payment Account, the Class B Note Payment Account, the Prefunding Account and the Reserve Account.  To exercise such option, the Depositor shall notify in writing the Owner Trustee, the Indenture Trustee, the Issuer and the Insurer no later than fifteen (15) days prior to the Payment Date on which such repurchase is to be effected (the “Prepayment Date”) and shall deposit into the Collection Account on the Business Day preceding such Payment Date an amount equal to the aggregate Purchase Amount for the Contracts, plus the appraised value of any other Trust Property, other than the Collection Account, the Class A Note Payment Account, the Class B Note Payment Account, the Prefunding Account or the Reserve Account, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Trust, the Indenture Trustee and the Insurer; provided, however, that the Depositor shall not be permitted to exercise such option unless the amount to be deposited in the Collection Account pursuant to this Section 5.16 plus all amounts on deposit in the Collection Account, the Class A Note Payment Account, the Class B Note Payment Account, the Prefunding Account and the Reserve Account are at least equal to the sum of the Class A Note Balance and the Class B Note Balance plus all accrued but unpaid interest (including any Additional Note Interest) on each Class of Class A Notes plus all amounts due the Insurer under the Insurance Agreement and the Policy plus all amounts due to the Owner Trustee, the Indenture Trustee, the Custodian, the Servicer and the Back-up Servicer under the Transaction Documents (the “Redemption Price”).  Such amount shall be paid in accordance with Section 3.5(d).  Such payment amount, plus, to the extent necessary, all amounts in the Collection Account, the Class A Note Payment Account, the Class B Note Payment Account, the Prefunding Account and the Reserve Account, shall be used to make payments in full to the Noteholders and the Insurer in the manner set forth in Article III of this Agreement.

Section 5.17.        Subordination.

Any obligations of the Depositor under this Agreement are obligations solely of the Depositor and will not constitute a claim against the Depositor to the extent that the Depositor does not have funds sufficient to make payment of such obligations.  In furtherance of and not in derogation of the foregoing, each party to this Agreement, by entering into or accepting this Agreement, acknowledges and agrees that it has no right, title or interest in or to the Other Assets of the Depositor.  To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, any party to this Agreement either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then such party further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Depositor), including the payment of post-petition interest on such other obligations and liabilities.  This subordination provision will be deemed a subordination provision within the meaning of Section 510(a) of the Bankruptcy Code.  Each party to this Agreement further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 5.17 and the terms of this Section 5.17 may be enforced by an action for specific performance.  The provisions of this Section 5.17 will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Sale and Allocation Agreement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

FIRST INVESTORS SERVICING CORPORATION, as Servicer

By:
Name:
Title:

FIRST INVESTORS AUTO OWNER TRUST 2006-A

By:	WELLS FARGO DELAWARE TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

FIRST INVESTORS AUTO FUNDING CORPORATION, as Depositor

By:
Name:
Title:

Accepted and agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

not in its individual capacity but solely as Indenture Trustee and

Securities Intermediary

By:
Name:
Title:

Schedule 1

Schedule of Initial Contracts

Schedule 1

Schedule 2

Location of Contract Files

ABS Custody Vault

751 Kasota Avenue

MAC N9328-011

Minneapolis, MN 55414

Schedule 2

Schedule 3

Perfection Representations, Warranties and Covenants

In addition to the representations, warranties and covenants contained in this Agreement, the Depositor hereby represents, warrants, and covenants to the Trust as follows on the Closing Date and on each Additional Contract Purchase Date on which the Trust purchases Contracts, in each case only with respect to the Collateral sold to the Trust on the Closing Date or the relevant Additional Contract Purchase Date, as applicable:

General

1.             The Agreement creates a valid and continuing security interest (as defined in the Relevant UCC Section 9-102) in the Collateral in favor of the Trust, which security interest is prior to all other Liens, except as set forth below and is enforceable as such against creditors of and purchasers from and assignees of the Trust.

2.             Each Contract constitutes “tangible chattel paper” and not “electronic chattel paper” within the meaning of the Relevant UCC Section 9-102.

3.             The Depositor has taken or will take all steps necessary actions with respect to the Contracts to perfect the security interest of the Trust in the Contracts.

Creation

1.             The Depositor owns and has good and marketable title to the Collateral, free and clear of any Lien, claim or encumbrance of any Person, excepting only tax liens, some mechanics’ liens and other liens that arise by the operation of law, in each case on any of the Financed Vehicles and arising solely as a result of an action or omission of the related Obligor.

Perfection

1.             The Depositor has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Trust hereunder.

2.             With respect to Collateral that constitutes tangible chattel paper, such tangible chattel paper is in the possession of the Custodian.  All financing statements filed or to be filed against the Depositor in favor of the Trust in connection with this Agreement describing the Collateral contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”

Priority

1.             Other than the security interest granted to the Trust pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed

Schedule 3-1

any of the Collateral.  Neither the Seller nor the Depositor has authorized the filing of, or is aware of any financing statements against either the Seller or the Depositor that includes a description of the Collateral and proceeds related thereto other than any financing statement:  (i) relating to the transfer of the Contracts by the Seller to the Depositor under the Contribution Agreement; (ii) relating to the sale of the Contracts by the Depositor to the Trust under this Agreement; (iii) relating to the security interest granted to the Indenture Trustee by the Trust under the Indenture; or (iv) that has been terminated or amended to reflect a release of the Collateral.

2.             Neither the Seller nor the Depositor is aware of any judgment, ERISA or tax lien filings against either the Seller or the Depositor.

3.             None of the tangible chattel paper that constitutes or evidences the Contracts has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Depositor, the Trust or the Indenture Trustee.

Survival of Perfection Representations

1.             Notwithstanding any other provision of this Agreement, the Contribution Agreement, the Indenture or any other Transaction Document, the Perfection Representations, Warranties and Covenants contained in this Schedule shall be continuing, and remain in full force and effect until such time as all obligations under this Sale and Allocation Agreement, the Contribution Agreement and the Indenture have been finally and fully paid and performed.

No Waiver

1.             The parties hereto: (i) shall not, without obtaining a confirmation of the then-current rating of the Class A Notes (without giving effect to the Policy), waive any of the Perfection Representations, Warranties or Covenants; (ii) shall provide the Rating Agencies with prompt written notice of any breach of the Perfection Representations, Warranties or Covenants, and shall not, without obtaining a confirmation of the then-current rating of the Class A Notes (without giving effect to the Policy) as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the Perfection Representations, Warranties or Covenants.

Schedule 3-2

Exhibit A

Form of Monthly Servicer Report

Exhibit A-1

Exhibit B

[Reserved]

Exhibit B-1

Exhibit C

Credit Policy

[See Attached]

Exhibit D

[Reserved]

Exhibit D-1

Exhibit E

Form of Originator Agreement

Exhibit E-1

Exhibit F

Form of Additional Contract Assignment

For value received, in accordance with the Sale and Allocation Agreement (the “Sale and Allocation Agreement”), dated as of January 26, 2006, by and among First Investors Financial Services, Inc., First Investors Servicing Corporation, First Investors Auto Funding Corporation, Wells Fargo Bank, National Association and First Investors Auto Owner Trust 2006-A (the “Purchaser”) the undersigned does hereby sell, transfer, assign and otherwise convey unto the Purchaser, without recourse (subject to the obligations in the Sale and Allocation Agreement) all right, title and interest of the Seller in and to (i) the Additional Contracts listed on Schedule 1 hereto, (ii) all amounts received on or in respect of such Additional Contracts after the Additional Cutoff Date related thereto (except that interest accrued on the Additional Contracts prior to the Additional Cutoff Date related thereto and received after such Additional Cutoff Date will be remitted by the Trust to the Seller); (iii) the security interests in the Financed Vehicles related thereto; (iv) any proceeds from claims on or refunds of premiums with respect to extended warranties or physical damage, theft, credit life and credit disability insurance policies relating to the Financed Vehicles or the related Obligors with respect to such Additional Contracts; (v) any Liquidation Proceeds with respect to such Additional Contracts; (vi) the Contract Files with respect to such Additional Contracts; (vii) rights under the Contribution Agreement to cause the Seller to purchase such Additional Contracts affected materially and adversely by breaches of the representations and warranties of the Seller made in the Contribution Agreement; (viii) rights under the Servicing Agreement to cause the Servicer to purchase such Additional Contracts affected materially and adversely by breaches of the representations and warranties of the Servicer made in the Servicing Agreement; and (ix) and all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

All provisions of the Sale and Allocation Agreement are incorporated herein by reference.  All capitalized terms not defined herein shall have the meanings set forth in the Sale and Allocation Agreement.

In consideration for the conveyance of the Additional Contracts to the Purchaser, Purchaser shall pay to the Seller, contemporaneously with the execution of this Additional Contract Assignment, cash in the amount of $         .

Exhibit F-1

The Depositor does hereby make each of the representations and warranties referred to in Section 2.2 of the Sale and Allocation Agreement with respect to this Agreement with full force and effect as if fully set forth herein.  The Depositor does hereby certify that each of the conditions precedent set forth in Section 2.1(f) of the Sale and Allocation Agreement has been satisfied.

This Additional Contract Assignment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

IN WITNESS WHEREOF, the undersigned has caused this Additional Contract Assignment to be executed by its officer thereunto duly authorized, as of             , 200[  ].

FIRST INVESTORS FINANCIAL SERVICES, INC.

By:
Name:
Title:

Exhibit F -2

Schedule 1

to

Additional Contract Assignment

Dated

, 200[  ]

List of Additional Contracts

Exhibit F -3

i

ii